EXHIBIT 10.1

Execution Copy

PURCHASE AND SALE AGREEMENT

between

ANSLEY NC LLC,
a Delaware limited liability company,

and

US DIVERSIFIED RESIDENTIAL 2, LLC,
a Delaware limited liability company

collectively,

as SELLER

and

STEADFAST ASSET HOLDINGS, INC.,
a California corporation,
as BUYER

DATED: June 20, 2017

Property Address

3871 Redwine Road, Atlanta, Georgia 30344

10915630v7

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The mailing, delivery or negotiation of this Agreement by Seller or its agents or attorneys shall not be deemed an offer by Seller to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon Seller nor shall Seller have any obligations or liabilities or Buyer any rights with respect thereto, or with respect to the Property, unless and until Seller has executed and delivered this Agreement. Until such execution and delivery of this Agreement, Seller may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * *

10915630v7

TABLE OF CONTENTS

ARTICLE 1. PURCHASE AND SALE		1
1.1	Agreement to Buy and Sell	1
ARTICLE 2. PURCHASE PRICE & DEPOSIT		2
2.1	Purchase Price	2
2.2	Deposit	3
2.3	Independent Consideration	3
ARTICLE 3. OPENING OF ESCROW		4
3.1	Opening Escrow; Title Company	4
3.2	Escrow Instructions	4
3.3	Deposit Provisions	4
ARTICLE 4. BUYER'S INSPECTION		6
4.1	Deliveries by Seller	6
4.2	Review of Title	6
4.3	Access to the Project	7
4.4	Access to the Project	9
4.5	Right of Inspection and Termination	10
ARTICLE 5. REPRESENTATIONS, WARRANTIES AND CONVENANTS		11
5.1	Seller's Representations and Warranties	11
5.2	Buyer's Representations, Warranties and Covenants	14
5.3	Seller's Covenants	15
5.4	Waivers, Disclaimers and Compliance	17
ARTICLE 6. CONDEMNATION; DAMAGE; DESTRUCTION		19
6.1	Condemnation	19
6.2	Damage or Destruction	20
ARTICLE 7. CONDITIONS TO CLOSING		21
7.1	Seller's Conditions to Closing	21
7.2	Buyer's Conditions to Closing	22
7.3	Failure of Condition	22
ARTICLE 8. CLOSING		22
8.1	Deposits Into Escrow	22
8.2	Closing Costs	25
8.3	Prorations	25
8.4	Closing of Escrow	27
8.5	Possession	28
ARTICLE 9. BREACH OF AGREEMENT		28
9.1	Seller's Termination	28
9.2	Seller's Remedies; Liquidated Damages	29
9.3	Buyer's Remedies	30
ARTICLE 10. GENERAL PROVISIONS		31
10.1	Counterparts	31

10.2	Entire Agreement	31
10.3	Counsel; Construction	31
10.4	Choice of Law	31
10.5	Severability	31
10.6	Waiver of Covenants, Conditions or Remedies	31
10.7	Business Day	31
10.8	Exhibits and Schedules	32
10.9	Amendment	32
10.10	Relationship of Parties	32
10.11	No Third-Party Benefit	32
10.12	Further Acts	32
10.13	No Recording	32
10.14	Assignment	32
10.15	Attorneys' Fees	33
10.16	Brokers	33
10.17	Notices	33
10.18	Confidentiality	34
10.19	Return of Materials	35
10.20	Mutual Waiver of Jury Trial and Certain Damages	35
10.21	Time of Essence	35
10.22	Record Access and Retention	35
10.23	Joint and Several Liability	36

EXHIBITS

EXHIBIT A	Legal Description of Real Property
EXHIBIT B	Form of Limited Warranty Deed
EXHIBIT C	Form of Bill of Sale
EXHIBIT D	Form of Assignment and Assumption of Leases
EXHIBIT E	Form of Assignment and Assumption of Service Contracts and Intangible Personal Property
EXHIBIT F	Form of Tenant Notice of Sale
EXHIBIT G	Form of FIRPTA Affidavit
EXHIBIT H	Vendor Notice Letter
EXHIBIT I	Rent Roll
EXHIBIT J	Form of Seller's Affidavit
EXHIBIT K	Form of Georgia Residency Affidavit
EXHIBIT L	Form of Broker Lien Waiver
EXHIBIT M	Form of Seller's Certificate
EXHIBIT N	Form of Buyer's Certificate

SCHEDULE 1.1.2	List of Personal Property
SCHEDULE 4.1	Due Diligence Materials
SCHEDULE 4.4.4	Required Insurance
SCHEDULE 5.1.3	Master Lease Documents
SCHEDULE 5.1.4	List of Service Contracts
SCHEDULE 5.1.10	Pending or Threatened Action

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 20th day of June, 2017 (the “Effective Date”), by and between ANSLEY NC, LLC, a Delaware limited liability company (“Owner Seller”), and US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company (“Lessee Seller”; collectively with Owner Seller, the “Seller”, and each of Lessee Seller and Owner Seller, a “Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).
RECITALS:
A.    Seller owns certain property, as more fully described below.
B.    Buyer desires to purchase that property, and Seller desires to sell that property, on the terms and conditions contained in this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:
ARTICLE 1. PURCHASE AND SALE
1.1    Agreement to Buy and Sell. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
1.1.1    The land (the “Land”) which is more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with the buildings located upon the Land having an address of 3871 Redwine Road, Atlanta, Georgia 30344 (the “Buildings”) any other buildings, structures, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including without limitation all rights-of-way, licenses, adjacent streets, alleys, strips, gores and easements adjacent thereto, but excluding any business and trade fixtures, machinery and equipment described on Schedule 1.1.1 attached hereto, which items are owned, or leased from a third party, by any tenant of the Buildings and located within the space leased to that tenant (the property described in this Section 1.1.1 being herein collectively called the “Project”);
1.1.2    All appliances, chattels, equipment, machinery, furniture, furnishings, decorations, art work, landscaping, golf cart and other personal property, if any, located on or about the Project which is owned and used by Seller in the operation and maintenance thereof, described on Schedule 1.1.2 attached hereto (including, without limitation, the non-confidential books and records described in Section 8.1.1(o)), but expressly excluding any machinery, equipment or other personal property (i) leased by Seller from a third party, or (ii) owned or leased from a third party by any tenant of the Project and located within the space leased to that tenant or in any common areas of the Project and used by a tenant in connection with its leased premises (the “Tangible Personal Property”);

1.1.3    The following intangible personal property, to the extent it is transferable and in effect as of the Closing Date, which is related to the ownership or operation of the Project: warranties (including, without limitation, any warranties related to the Tangible Personal Property), permits, licenses (excluding any license to a third party to do business under Seller’s name), certificates of occupancy, soil and other reports and studies, surveys, maps, utility contracts, plans and specifications, engineering plans and studies, floor plans, landscape plans, entitlements and intangible personal property in connection with or arising out of the design, construction, ownership, occupancy, use, management, operation, maintenance, repair or ownership of the Property, including, without limitation, trade names (including “Ansley at Princeton Lakes” or derivatives thereof), websites, web domains and internet addresses, all phone number(s) for the Property, all fax number(s) for the Property and logos (collectively, the “Intangible Personal Property”), provided that Seller may retain copies of each of the foregoing;
1.1.4    The “Leases”, being Seller’s interest in all leases, rental agreements and other occupancy agreements and all amendments thereto with tenants occupying all or any portion of the Project, and any guaranties applicable thereto and all security deposits, pet deposits, advance rental, or like payments, if any, held by Seller in connection with the Leases, in each case, to the extent they are in effect on the Closing Date (as defined herein), excluding, however, any and all claims which Seller may have against any tenants or licensees under such Leases to the extent arising prior to Closing, but subject to the provisions of Section 8.3.3. Any Leases entered into after the Effective Date in accordance with Section 5.3.1 hereof shall be deemed for purposes of this Agreement to constitute Leases, and the defined term Leases as used herein shall be deemed to have been revised to include and incorporate any such Leases; and
1.1.5    The Service Contracts (defined in Section 5.1.4) to the extent they are transferable, in effect as of the Closing Date, and which Buyer agrees to assume in accordance with the provisions of Section 5.3.2. Any Service Contracts entered into after the Effective Date in accordance with Section 5.3.2 hereof shall be deemed for purposes of this Agreement to constitute Service Contracts, and the defined term Service Contracts shall be deemed to have been revised to include and incorporate any such Service Contracts.
For purposes of this Section 1.1, a document, agreement or instrument which is “transferable” shall mean a document, agreement or instrument under which a transfer is permitted without cost to Seller or Buyer; provided, however, Seller shall use commercially reasonable efforts to obtain the consent and/or approval of any person or entity other than Seller to such transfer if the consent and/or approval of such person or entity is required to effectuate the transfer to Buyer.

ARTICLE 2. PURCHASE PRICE & DEPOSIT
2.1    Purchase Price. The purchase price for the Property shall be FORTY-THREE MILLION FOUR HUNDRED FIFTY-TWO THOUSAND AND NO/100 DOLLARS ($43,452,000.00) (the “Purchase Price”). The Purchase Price, as increased or decreased by prorations and adjustments as provided herein, shall be payable in full on the Closing Date by federal wire transfer of immediately available funds into such bank account designated prior to the Closing Date by Seller in writing to Buyer and Escrow Holder (as defined below); provided, however, that Buyer shall only be obligated to pay the Purchase Price, as increased or decreased by prorations and adjustments as provided herein, by federal wire transfer of immediately available funds to Escrow Holder in escrow. Notwithstanding the foregoing, at Closing Seller may use any portion of any payments due to Seller under this Agreement to satisfy any lien or encumbrance against the Property or for such other purpose as Seller may determine. Any payment made by wire transfer shall not be deemed to have been made until confirmed as received by Escrow Holder and transfer of title at the Closing shall not be deemed to have occurred until Escrow Holder (i) has confirmed receipt of the Purchase Price, as increased or decreased by prorations and adjustments as provided herein, and (ii) has disbursed the net proceeds due to Seller at Closing as reflected in the Settlement Statement (as defined in Section 8.1.1(f)) to the bank account designated by Seller. The parties acknowledge that no portion of the Purchase Price is allocated to the Tangible Personal Property or the Intangible Personal Property.
2.2    Deposit. Within two (2) business days after the full execution and delivery of this Agreement, Buyer shall deposit with the Escrow Holder the sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) (the “Initial Deposit”) by federal wire transfer of immediately available funds. If Buyer has not sooner terminated this Agreement, then within two (2) business days after the expiration of the Inspection Period, Buyer shall deposit with the Escrow Holder the additional sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) (the “Subsequent Deposit”; the Initial Deposit and Subsequent Deposit, if and when deposited, are collectively, the “Deposit”) by federal wire transfer of immediately available funds. The Deposit and all interest earned on such amounts are referred to collectively as the “Deposit”. The Deposit shall only be refundable to Buyer if (a) Buyer terminates this Agreement prior to the expiration of the Inspection Period, or (b) Buyer or Seller terminates this Agreement for other reasons expressly enumerated herein (other than a default by Buyer) which expressly contemplate a refund of the Deposit to Buyer. The Deposit shall be applied to the Purchase Price at the Closing. If Buyer shall fail to timely make the Deposit, then Seller may, at any time thereafter until such Deposit has been made, terminate this Agreement by written notice to Buyer, in which case this Agreement shall terminate, any portion of the Deposit previously made by Buyer shall be paid to Seller and the parties shall have no further liability to one another arising from this Agreement, except that the provisions of this Agreement which expressly survive the termination of this Agreement (including, but not limited to, Sections 10.14, 10.15, 10.16, 10.18, and 10.20) shall survive such termination and be enforceable by the parties thereafter (the “Surviving Contract Provisions”).

2.3    Independent Consideration. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason which entitles Buyer to the return of the Deposit, then the sum of One Hundred and No/100 Dollars ($100.00) of the Deposit (the “Independent Consideration”) shall be paid to Seller from the Deposit, which amount Seller and Buyer have bargained for and agreed to as independent and sufficient consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is non-refundable and separate consideration from any other payment or deposit required by this Agreement, and Seller shall retain the Independent Consideration upon any termination of this Agreement notwithstanding any other provision of this Agreement to the contrary.

ARTICLE 3. OPENING OF ESCROW
3.1    Opening Escrow; Title Company. As provided in Section 2.2, Buyer shall deposit the Initial Deposit into escrow (the “Escrow”) with the office of Fidelity National Title Insurance Company (“Escrow Holder”), which has an address of 1300 Dove Street, Suite 310, Newport Beach, CA 92660, Attn: Valerie Rapp. In addition, the parties shall deliver to Escrow Holder on the Effective Date an electronic copy of this Agreement and each party shall deliver to Escrow Holder an electronic copy of a counterpart signature page of this Agreement executed by such party. The parties agree that Fidelity National Title Insurance Company (“Title Company”) shall also act as the title company and issue the Title Commitment and the Title Policy described below.
3.2    Escrow Instructions. This Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for Escrow Holder with respect to the subject matter of this Agreement. Escrow Holder shall indicate its willingness to act as Escrow Holder by executing and returning two original counterparts of this Agreement to each of Buyer and Seller. Seller and Buyer shall promptly execute and deliver to Escrow Holder any separate or additional escrow instructions requested by Escrow Holder which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify the provisions of this Agreement unless the parties agree otherwise and expressly set forth their desire to so modify such provisions.
3.3    Deposit Provisions.
3.3.1    Upon the Closing, Escrow Holder is authorized and directed to pay the Deposit to Seller (or as Seller may direct) by the method of payment instructed by Seller.
3.3.2    Upon receipt by Escrow Holder prior to the end of the Inspection Period (as hereinafter defined) of notice from Buyer to Seller stating that Buyer has terminated, or been deemed to terminate, this Agreement pursuant to its rights under this Agreement, Escrow Holder shall deliver the Deposit to Buyer.

3.3.3    Upon receipt of a written notice from Seller stating that Seller is entitled under this Agreement to the Deposit and demanding payment of the same, Escrow Holder shall deliver the Deposit to Seller, subject, however, to the conditions set forth in Section 3.3.7 below.
3.3.4    Upon receipt of a written notice from Buyer, stating that Buyer is entitled under this Agreement to the return of the Deposit (other than as set forth in Section 3.3.2 above) and demanding payment of the same, Escrow Holder shall deliver the Deposit to Buyer, subject, however, to the conditions set forth in Section 3.3.7 below.
3.3.5    The party entitled to receive the interest earned on the Deposit shall pay all income taxes owed in connection therewith. The employer identification numbers of Seller and Buyer are respectively set forth on the signature page hereof. Buyer and Seller understand and acknowledge that the account in which the Deposit will be held cannot be established until Escrow Holder receives original executed IRS Form W-9 from both Seller and Buyer.
3.3.6    Escrow Holder, by signing this Agreement at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Agreement. In the event of any dispute, Escrow Holder shall have the right to deposit the Deposit in court to await the resolution of such dispute. The parties acknowledge and agree that Escrow Holder is acting solely as a stakeholder at the parties’ request and for their convenience, that Escrow Holder shall not be deemed to be the agent of either of the parties, and Escrow Holder shall not be liable to Buyer or Seller for (i) any act or omission on its part, other than for its gross negligence or willful misconduct; (ii) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which Escrow Holder shall in good faith believe to be genuine; and (iii) any loss or impairment of the Deposit deposited with a Federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. Buyer and Seller further acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of depositor’s accounts at the same or related institution.

3.3.7    Except as otherwise provided for in Section 3.3.2, Escrow Holder shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrow Holder does not receive a written objection from the other party to the proposed payment or delivery within five (5) business days after such demand is served on such party pursuant to the notice provisions in this Agreement, Escrow Holder is hereby authorized and directed to make such payment or delivery. If Escrow Holder does receive such written objection within such five (5) business day period or if for any other reason Escrow Holder in good faith shall elect not to make such payment or delivery, Escrow Holder shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrow Holder shall have the right to refrain from taking any further action with respect to the subject matter of the Escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Holder is required by an order or judgment of a court of competent jurisdiction. The Escrow Holder may at its sole discretion resign by giving twenty (20) days written notice thereof to the parties hereto. Seller and Buyer shall jointly select a successor to the Escrow Holder and shall notify the Escrow Holder of the name and address of such successor to the Escrow Holder within ten (10) business days after receipt of notice of the Escrow Holder of its intent to resign. If the Escrow Holder has not received notice of the name and address of such successor to the Escrow Holder within such period, the Escrow Holder shall have the right to select on behalf of Seller and Buyer a federally-insured bank or trust company to act as successor to the Escrow Holder hereunder. At any time after the twenty (20) day period, the Escrow Holder shall have the right to deliver the Deposit to any successor to the Escrow Holder selected hereunder, provided such successor to the Escrow Holder shall, on or before receipt of the Deposit execute and deliver to Seller and Buyer an assumption agreement whereby it assumes all of the Escrow Holder's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor to the Escrow Holder shall become the Escrow Holder for all purposes hereunder and shall have all of the rights and obligations of the Escrow Holder hereunder, and the resigning the Escrow Holder shall have no further responsibilities or obligations hereunder.
3.3.8    In the event of a dispute between Seller and Buyer regarding the disposition of the Deposit, Escrow Holder shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Buyer, jointly and severally, agree to reimburse Escrow Holder, upon demand, for the reasonable costs and expenses including attorneys’ fees incurred by Escrow Holder in connection with its acting in its capacity as Escrow Holder. In the event of litigation relating to the subject matter of the Escrow, whichever of Seller or Buyer is not the prevailing party shall reimburse the prevailing party for any costs and fees paid by the prevailing party or paid from the escrowed funds to Escrow Holder.

ARTICLE 4. BUYER'S INSPECTION
4.1    Deliveries by Seller. Within two (2) business days after the Effective Date, Seller shall make available to Buyer (via electronic data room, at the Property, or otherwise) for inspection, those documents and reports listed on Schedule 4.1 hereto to the extent the same are in Seller’s possession or control, including, without limitation, any energy rating calculation prepared by or on behalf of Seller with respect to the Buildings and maintained in Seller’s files (all documents, reports and materials delivered to Buyer by or on behalf of Seller, collectively referred to as the “Due Diligence Materials”). Seller shall use good faith and commercially reasonable efforts to provide to Buyer any additional Due Diligence Materials reasonably requested by Buyer. The Due Diligence Materials do not (and are not required to) include any materials proprietary to Seller or its managers or which by contract Seller must keep confidential, property appraisals or any items which are protected by any attorney-client privilege.
4.2    Review of Title. Within two (2) business days after the Effective Date, Seller shall deliver to Buyer Chicago Title Insurance Company Owner’s Policy of Title Insurance Policy No. GA-140229-O dated effective November 12, 2014 at 1:09 p.m. (the “Existing Title Policy”). Promptly after the Effective Date, Buyer shall request a current title commitment from Escrow Holder covering the Land (the “Title Commitment”). Seller has delivered to Buyer the ALTA/ACSM Land Title Survey for the Property by Georgia Professional Land Surveying, LLC (the “Surveyor”), dated September 19, 2014 (the “Survey”). For purposes of the Deed to be delivered to Buyer at the Closing, the legal description of the Property shall be the legal description attached hereto as Exhibit A, less and except any right-of-way or other conveyances previously made by Seller. In the event the legal description of the Property set forth on any Updated Survey (defined below) obtained by Buyer is different from the legal description attached hereto as Exhibit A, then if requested by Buyer, Seller shall also convey the Property to Buyer pursuant to a quitclaim deed using such different legal description that is set forth on such Updated Survey. Buyer may, at Buyer’s expense, obtain an update to the Survey or a new survey of the Property (either an update to the Survey or a new survey of the Property shall be referred to herein as an “Updated Survey”). To the extent Buyer objects to any matters disclosed by the Updated Survey, Buyer shall deliver a copy of the Updated Survey to Seller prior to the Title Objection Date.

4.3    Access to the Project.
4.3.1    Not later than seven (7) business days prior to the expiration of the Inspection Period (the “Title Objection Date”), Buyer shall notify Seller in writing of any exceptions to title as shown in the Title Commitment or the Updated Survey or discovered in Buyer’s examination of title of which Buyer disapproves (collectively, the “Title Objections”), subject to the following: Buyer is conclusively deemed to have approved all matters (unless such matters are Monetary Encumbrances (as defined below)) not timely disapproved by Buyer, all of which matters shall constitute Permitted Exceptions (as hereinafter defined). Seller may elect (but shall not be obligated, other than with respect to Monetary Encumbrances) to remove or cause to be removed any of the Title Objections at Seller’s expense. Seller shall notify Buyer in writing (“Seller’s Title Notice”) not later than five (5) business days after receipt of the Title Objections (“Seller’s Cure Notice Period”) whether Seller elects to remove or to cause the Title Company to insure against the Title Objections to the reasonable satisfaction of Buyer. Seller’s failure to deliver timely Seller’s Title Notice to Buyer, or failure to address any Title Objection in any such notice, shall constitute Seller’s election not to cure such Title Objection. The Title Commitment has disclosed to Buyer that the Property is encumbered by a mortgage and related collateral security agreements (“Existing Collateral Documents”) in favor of one or more third party securitized lenders (“Existing Secured Lenders”). Notwithstanding the foregoing, Seller agrees to remove as exceptions to title to the Property (i) all mortgages and deeds of trust executed by Seller and recorded against the Property and any other monetary liens placed on record against the Property by, through or under Seller, including the Existing Collateral Documents (ii) all delinquent property taxes and assessments (if any) as of the Closing, and (iii) any mechanic’s or materialmen’s liens of record or any other involuntary monetary liens of record, any of which are created by, through or under Seller; provided, however, Seller shall only be required to remove any mechanic’s or materialmen’s liens of record or any other involuntary monetary liens of record that is not created by Seller or Seller’s agents up to a maximum aggregate amount of $250,000.00, ((i), (ii) and (iii) collectively, “Monetary Encumbrances”; each such exception, a “Monetary Encumbrance”). With respect to the Monetary Encumbrances set forth in item (iii) of the preceding sentence, Seller shall have the option to remove such Monetary Encumbrances by either discharging them by payment, posting a bond for payment sufficient to cause the Title Company to delete them, or by causing the Title Company affirmatively to insure over them, such bond or affirmative insurance to be reasonably satisfactory to Buyer. Notwithstanding anything to the contrary set forth herein, Seller shall not be obligated to cure any exceptions to title other than Monetary Encumbrances or matters which Seller agrees to cure in Seller’s Title Notice or otherwise in writing, and, without limitation, Seller shall have no obligation to cure any violations of law or municipal ordinances, orders or requirements issued by the departments of building, fire, labor, health or other federal, state, county, municipal or other governmental departments and agencies having jurisdiction over the Property (provided that Buyer shall retain its rights under Section 7.3 of this Agreement in the event any of Seller’s representations relating to violations are or become untrue). Notwithstanding the foregoing, Seller may, at the Closing, use the Purchase Price or any portion thereof to clear the title of any Title Objections Seller has elected to remove, as well as Monetary Encumbrances, provided that all instruments so procured are recorded simultaneously with the delivery of the Deed or, with respect to institutional mortgages, provided that customary arrangements reasonably satisfactory to Buyer and the Title Company are made for subsequent recording. If Seller elects to cure any Title Objection, and such cure will require an extension of the Closing Date, then Seller shall deliver written notice to Buyer of such fact no later than five (5) business days prior to the Closing Date and the original scheduled date for Closing may, at Seller’s sole option, be extended by a reasonable additional time to effect such cure, but in no event shall the extension exceed fifteen (15) days after the original scheduled date for Closing.
4.3.2    If Seller elects to cause any Title Objections to be removed or insured over, Seller shall stipulate in Seller’s Title Notice, the manner in which such Title Objections will be removed or insured over. If Seller elects or is deemed to have elected not to cause any Title Objections to be removed or insured against prior to or at the Closing, Buyer may elect by notice to Seller delivered within three (3) business days from and after Buyer’s receipt of Seller’s Title Notice (in which Seller states that Seller will not or is unable to effect a cure of a Title Objection) or Seller’s deemed election not to cure a Title Objection, as applicable (the “Buyer Response Period”), to terminate this Agreement; provided, however, if Seller is unable to effect a cure prior to Closing after electing to do so, then Seller shall be in default hereunder and Buyer shall be entitled to exercise its remedies set forth in Section 9.3 below. If Buyer timely terminates this Agreement, the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for the Surviving Contract Provisions. Buyer’s failure to give such notice of termination on or before the expiration of the Buyer Response Period shall constitute Buyer’s waiver of any Title Objections (other than Monetary Encumbrances) which Seller is unwilling to cure, in which event such Title Objections shall be deemed “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price related thereto.
4.3.3    Buyer shall have the right to obtain, at its own cost and expense, further updates to the Title Commitment or Updated Survey and to notify Seller in writing of any items of which Buyer disapproves that were not disclosed in the original version of the Title Commitment or the Updated Survey; provided, however, that if such notice is given after the expiration of the Inspection Period, then Buyer may only disapprove of those exceptions that have a material and adverse effect on the use, value or operation of the Property or on Buyer’s reasonable ability to obtain financing. Such exceptions shall be deemed “Title Objections” for all purposes hereunder, provided Buyer objects to same within three (3) business days following receipt of the update to the Title Commitment or an Updated Survey, as applicable, and Seller shall have Seller’s Cure Notice Period commencing on the date of receipt of Buyer’s notice of such new Title Objections to provide a Seller’s Title Notice with regard thereto in accordance with this Section 4.3.3 (if the Closing is scheduled to occur sooner than the expiration of Seller’s Cure Notice Period, then, at the option of Seller, the Closing shall be adjourned to a date two (2) business days after the final day of Seller’s Cure Notice Period).

4.3.4    For purposes of this Agreement, the term “Permitted Exceptions” shall mean (A) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, (B) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the Property, (C) such state of facts as the Survey show unless otherwise timely objected to by Buyer pursuant to a Title Objection made by Buyer pursuant to this Section 4.3, (D) the Leases listed on the Rent Roll attached as Exhibit I hereto and the rights of each of the tenants, solely as tenants only, thereunder, and (E) all title exceptions and survey matters pertaining to the Property which: (i) are shown in the Existing Title Policy, Title Commitment or the Survey or any update to or subsequent version of the Title Commitment or the Survey and are not timely disapproved by Buyer pursuant to a Title Objection made by Buyer pursuant to this Section 4.3, (ii) constitute timely Title Objections made by Buyer which Seller shall have elected not to cure (or cause the Title Company to endorse over to the reasonable satisfaction of Buyer), and which Buyer has elected (or is deemed to have elected) to accept pursuant to this Section 4.3, or (iii) are otherwise expressly stated in this Agreement as being Permitted Exceptions.
4.3.5    Except as expressly set forth in this Agreement and in the closing documents delivered pursuant to this Agreement (“Closing Documents”), nothing contained in this Agreement shall be construed as (i) a representation of: (x) the state of title to the Property, or (y) matters which would be disclosed by a current survey, or (ii) a requirement on Seller to bring any action or proceeding or otherwise to incur any expense to render title to the Property insurable or marketable or to cure any Title Objections.
4.4    Access to the Project.
4.4.1    Commencing on the date Buyer has delivered to Seller the insurance certificate required under Section 4.4.4 and then for so long as this Agreement is in effect, Buyer and Buyer’s agents, employees, contractors and subcontractors designated in writing to Seller (together with any other party acting by, through or under Buyer, and whether or not acting in the scope of such party’s engagement, “Buyer’s Agents”) shall be entitled to enter upon the Project during regular business hours upon at least one (1) business day prior telephonic notice to conduct inspections of the Property. Seller shall have the right to have a representative accompany Buyer and/or Buyer’s Agents on all such inspections. Buyer and Buyer’s Agents shall conduct their respective inspections so as not to interfere unreasonably with the use of the Property by Seller or its tenants or with the management of the Property by any property manager of the Property.
4.4.2    Any such inspection shall be at the sole cost of Buyer and Buyer shall at its expense comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting any inspection of the Project. Buyer shall not contact any tenants of the Property without obtaining Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and shall not unreasonably disrupt Seller’s or Seller’s tenants’ activities on the Property.

4.4.3    Neither Buyer nor Buyer’s Agents shall undertake any inspection which involves the removal or disturbance of any physical aspect of the Project (including, without limitation, environmental testing and sampling) or perform any other invasive activities at the Property (“Due Diligence Activity”) without first obtaining Seller’s prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, and which consent Seller may withhold in its sole discretion. Buyer shall also provide to Seller evidence of insurance covering any Due Diligence Activity by Buyer or Buyer’s Agents on the Property. Buyer shall conduct any Due Diligence Activity only at the times and by the Buyer’s Agents reasonably specified in Seller’s consent.
4.4.4    Buyer hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, members, employees, contractors, agents, parents, subsidiaries, partners, affiliates, and their respective officers, directors, shareholders, employees, agents, successors and assigns (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, suits, sums paid in settlement of any of the foregoing, judgments, losses, damages, injuries, liabilities, penalties, enforcement actions, fines, taxes, liens, encumbrances, costs or expenses (including, without limitation, reasonable attorneys’ fees) (collectively, the “Claims”) arising from the inspection, the final inspection, physical testing or any other activities conducted by Buyer or Buyer’s Agents on the Project or omissions by Buyer or Buyer’s Agents, except to the extent caused by the gross negligence or willful misconduct of the Indemnitees. Notwithstanding anything to the contrary provided herein, Buyer shall not indemnify the Indemnitees for any Claims arising from pre-existing conditions of the Property except to the extent the same are aggravated by Buyer or Buyer’s Agents. In order further to protect Seller from any such claims, demands, or suits, Buyer agrees that it will deliver to Seller and will cause each of Buyer's Agents to deliver to Seller, prior to their respective entry, a certificate of liability insurance, showing Seller as an additional insured and complying with the coverage and policy provisions specified on the insurance schedule attached hereto as Schedule 4.4.4. The provisions of this Section 4.4.4 shall survive the Closing or any termination of this Agreement for a period of twelve (12) months.
4.4.5    Buyer shall at its sole expense clean up and repair any damage to the Project caused by Buyer or Buyer’s Agents after Buyer’s or Buyer’s Agents’ entry thereon so that the Project shall be returned substantially to the same condition that existed prior to Buyer’s or Buyer’s Agents’ entry thereon; provided, however, Buyer’s obligations set forth in this Section 4.4.5 shall not apply to pre-existing conditions of the Property except to the extent the same are aggravated by Buyer or Buyer’s agents. The provisions of this Section 4.4.5 shall survive any termination of this Agreement.

4.5    Right of Inspection and Termination. As used in this Agreement, the term “Inspection Period” means the period commencing upon the Effective Date and ending at 5:00 p.m., Atlanta, Georgia local time, on July 20, 2017. Anything in this Agreement to the contrary notwithstanding, at any time prior to the expiration of the Inspection Period, Buyer has the right to elect to terminate this Agreement if Buyer determines in its sole and absolute discretion that the Property is not suitable to Buyer for any reason or no reason. Any such election must be in writing, and upon receipt thereof by Seller, the Deposit will be refunded in full to Buyer by wire transfer pursuant to account information provided by Buyer and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the Surviving Contract Provisions. Buyer acknowledges that if Buyer does not elect to terminate this Agreement prior to the expiration of the Inspection Period, then, subject to Seller’s compliance with the terms hereof, Buyer shall have been given the opportunity to make a physical inspection of the Property, including an inspection of the environmental condition thereof, and to examine the Due Diligence Materials and other documents and files concerning the leasing, maintenance, operation and financial performance of the Property, including without limitation, copies of Seller’s environmental reports with respect to the Property, and to conduct such non-invasive physical engineering and other studies and tests on or of the Property as Buyer deemed appropriate in its sole discretion.
ARTICLE 5. REPRESENTATIONS, WARRANTIES AND CONVENANTS
5.1    Seller’s Representations and Warranties. Seller’s representations and warranties outlined in this Section 5.1, shall survive for a period of six (6) months after the Closing Date, and shall not be merged into the Closing Documents. Seller represents and warrants the following to Buyer, which representations and warranties are true and correct in all material respects as of the Effective Date and shall be deemed to have been remade as of the Closing Date.
5.1.1    Due Formation and Authorization. Seller is duly organized and validly existing under the laws of Delaware and has all power, authority and legal right to execute, deliver and perform the terms of this Agreement and all Closing Documents. This Agreement constitutes, and all Closing Documents shall constitute, valid and legally binding obligations of Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity). Each individual executing this Agreement and all Closing Documents on behalf of Seller is duly authorized to do so.
5.1.2    Consent. Any consents, approvals or authorizations by any individual or entity or court, administrative agency or other governmental authority required in connection with the execution and delivery of this Agreement and all Closing Documents to be executed by Seller or the consummation of the transactions contemplated hereby or thereby (the “Transaction”) have been obtained. The consummation of the Transaction will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Seller is a party or by which Seller may be bound or affected.

5.1.3    Rent Roll. The rent roll attached hereto as Exhibit I is the rent roll used and relied upon by Seller in the ordinary course of business (the “Rent Roll”). There are no leasing or other commissions due, nor will any become due, in connection with any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. Except as set forth on Schedule 5.1.3 and in the Rent Roll, neither Seller nor Seller’s affiliates or agents have entered into any lease or occupancy agreement with respect to the Property.
5.1.4    Service Contracts. There are no management, maintenance and/or service agreements entered into by or on behalf of Seller other than those, if any, described on Schedule 5.1.4, pertaining to the Project (the “Service Contracts”) or affecting the Property that will remain in place after the Closing. Seller has neither given nor received any written notice of default under the Service Contracts which remains uncured, except as described on Schedule 5.1.4. Seller has delivered to Buyer true, correct and complete copies of the Service Contracts.
5.1.5    Environmental. Except as disclosed (i) in writing by Seller to Buyer or (ii) in any Due Diligence Materials, Seller (x) has not received any written notice from any governmental authority of any violations arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, all as amended, or any other state, local, or federal environmental law, rule or regulation (collectively, the “Environmental Laws”); (y) has not, to Seller’s knowledge, generated or stored any Hazardous Materials at the Project except de-minimis quantities or other amounts appropriate for the cleaning, maintenance, operation and repair of the Project in compliance with Environmental Laws or as may be stored by tenants under the Leases; and (z) has no knowledge that there are any underground storage tanks at the Project.
“Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof in quantities which are now listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.
5.1.6    Employees. Seller has no employees or employment agreements or collective bargaining agreements at the Project for which Buyer will be responsible after the Closing.
5.1.7    Condemnation. Seller has not received written notice of, and does not have knowledge of, any pending or threatened condemnation proceeding affecting the Project.

5.1.8    No Violations. Seller has not received any written notification from any governmental or public authority that the Project is in violation of any applicable fire, health, building (including the Americans with Disabilities Act of 1990), use or occupancy or zoning laws where such violation remains uncured. Seller has delivered to Buyer written evidence of any material violations of applicable law at the Property.
5.1.9    Personal Property. All of the Tangible Personal Property is described on Schedule 1.1.2 attached hereto, which, to Seller’s knowledge, is a materially complete list of all material, tangible personal property owned by Seller relating to the ownership, management, operation, maintenance, and repair of the Property.
5.1.10    Pending or Threatened Actions. Except as indicated on Schedule 5.1.10-A hereto, Seller has not received written notice of, and does not have knowledge of, any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding (collectively, “Actions”) pending against Seller, which if adversely determined, could individually or in the aggregate materially interfere with the consummation of the Transaction by Seller or have a material adverse effect on the value or operation of the Property or the validity or enforceability of the Leases. Except as indicated on Schedule 5.1.10-A hereto, and except for Actions brought in the ordinary course of business which are fully covered by insurance, Seller has not received written notice of, and does not have knowledge of, any Actions pending against the Property. Except as set forth on Schedule 5.1.10-B hereto, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Project or any portion thereof.
5.1.11    No Bankruptcy. Seller is solvent, and there are no attachments, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by Seller or filed by or against Seller, pending in any current judicial or administrative proceeding against Seller.
5.1.12    Patriot Act Compliance. Seller is not acting, directly or indirectly, for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and is not engaging in the Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, or on behalf of, any such person, group, entity or nation.
5.1.13    Due Diligence Materials. To Seller’s knowledge, of the Due Diligence Materials provided to Buyer are the materials relied upon by Seller in the ordinary course of business at the Property.
5.1.14    Foreign Person.    Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

5.1.15    Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Seller Designated Person (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any prior principals of Seller (or their affiliates), to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Seller Designated Person any duty to investigate the matter to which such actual knowledge, or the absence thereof pertains. “Seller Designated Person” shall refer to Phillip C. Pitney, the president of PRP Real Estate Investment Management, the asset manager of the Lessee Seller. There shall be no personal liability on the part of the Seller Designated Person arising out of any representation or warranties made herein.
5.1.16    Cap; Basket. claim asserted after Closing for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter of which Buyer has knowledge prior to Closing or disclosed or referenced in this Agreement, the Due Diligence Materials, any third party reports obtained by Buyer, the Title Commitment or the Survey. Seller shall have no liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all breaches aggregate more than TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) (the “Basket”), in which event the amount of such valid claims from the first dollar shall be actionable, up to the Cap (as defined in this Section 5.1.16), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the date that is six (6) months after the Closing Date, and an action shall have been commenced by Buyer against Seller within thirty (30) days after delivery of notice of the alleged breach. As used herein, the term “Cap” shall mean an amount equal to SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00). In no event whatsoever shall Seller have any liability to Buyer in excess of the Cap for any and all claims asserted after Closing for any breach of a representation or warranty under this Agreement or the Closing Documents. The provisions of this Section 5.1.16 shall survive the Closing and shall not be merged into the Closing Documents.
5.2    Buyer’s Representations, Warranties and Covenants. Buyer’s representations and warranties outlined in this Section 5.2, shall survive for a period of six (6) months after the Closing Date, and shall not be merged into the Closing Documents. Buyer hereby represents and warrants the following to Seller, which representations and warranties are true and correct in all material respects as of the Effective Date and shall be deemed to have been remade as of the Closing Date.
5.2.1    Due Formation and Authorization. Buyer is duly organized and validly existing under the laws of the state of California and has, or will have as of the Closing Date, all requisite power, authority and legal right to execute, deliver and perform the terms of this Agreement and all instruments, documents and agreements to be executed by Buyer in connection herewith.

5.2.2    Authority. Buyer has, or will have as of the Closing Date, the power and authority to enter into this Agreement and all Closing Documents to be executed by Buyer, to own the Property and to consummate the Transaction. This Agreement and all Closing Documents to be executed by Buyer are, or when delivered shall be, duly authorized, executed and delivered by Buyer and are valid, binding and enforceable obligations of Buyer, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity). Each individual executing this Agreement and the Closing Documents on behalf of Buyer is duly authorized to do so.
5.2.3    Consent. Any consents, approvals or authorizations by any individual or entity or court, administrative agency or other governmental authority required in connection with the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer or the consummation of the Transaction have been obtained or will be obtained as of the Closing Date. The consummation of the Transaction will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Buyer is a party or by which Buyer may be bound or affected.
5.2.4    Pending Actions. Buyer has not received written notice of, and does not have knowledge of, any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the Transaction by Buyer.
5.2.5    No Bankruptcy. There are no attachments, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by Buyer or filed by or against Buyer, pending in any current judicial or administrative proceeding against Buyer.
5.2.6    Patriot Act Compliance. Buyer is not acting, directly or indirectly, for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and is not engaging in the Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, or on behalf of, any such person, group, entity or nation.

5.2.7    Knowledge Defined. References in this Section 5.2 to the “knowledge” of Buyer shall refer only to the actual knowledge of the Buyer Designated Persons (as hereinafter defined), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Buyer, or any affiliate of Buyer, to any prior principals of Buyer (or their affiliates), to any property manager, or to any other officer, agent, manager, representative or employee of Buyer or any affiliate thereof or to impose upon such Buyer Designated Persons any duty to investigate the matter to which such actual knowledge, or the absence thereof pertains. “Buyer Designated Persons” shall refer to the following person or persons: Bill Stoll, the Executive Vice President, Real Estate of Buyer. There shall be no personal liability on the part of the Buyer Designated Persons arising out of any representation or warranties made herein.
5.3    Seller’s Covenants.
5.3.1    Leases. Seller shall continue to maintain, operate, manage and lease the Property in the same manner that it has heretofore maintained, operated and leased the Property and Seller shall continue to market and lease all vacant apartment units in a manner consistent with its customary practices as of the date of this Agreement. From the date hereof until the Closing, Seller shall have the right to enter into Leases for the apartment units at the Property, provided that Seller shall not enter into any Lease that is inconsistent with the foregoing sentence without Buyer’s prior written approval, which approval may be withheld in Buyer’s reasonable discretion. Seller shall make available for Buyer’s inspection at the leasing office copies of Leases entered into after the date hereof promptly following the execution thereof.
5.3.2    Service Contracts. A copy of any amendment or renewal of a Service Contract or any new Service Contract (collectively, the “New Service Contracts”) which Seller wishes to execute between the Effective Date and the Closing Date will be submitted to Buyer. With respect to any such New Service Contract, Buyer shall notify the Seller in writing within three (3) business days (“New Service Contract Approval Period”) after its receipt thereof (and any additional information reasonably requested by Buyer from Seller relating to any of the New Service Contracts) of either its approval or disapproval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Buyer notifies Seller in writing within the New Service Contract Approval Period that Buyer does not approve any such New Service Contract and specifies the reasons for such disapproval, then Seller shall not enter into such New Service Contract. In the event Buyer fails to notify Seller in writing of its approval or disapproval within the New Service Contract Approval Period, Buyer shall be deemed to have approved any such New Service Contract. In addition, Seller agrees to terminate prior to Closing (i) those Service Contracts which Buyer has elected to terminate by written notice to Seller on or before the end of the Inspection Period, provided the same are terminable without payment of a penalty or termination fee (unless Buyer has agreed to pay any penalty or termination fee), and (ii) any management or leasing agreements in effect with respect to the Property, and Buyer shall assume all such agreements at Closing pending termination.

5.3.3    Operation and Maintenance. Between the Effective Date and the Closing Date, Seller shall maintain and operate the Project in the same manner in which Seller has maintained and operated the Project prior to the Effective Date (such maintenance and operation obligations not including capital expenditures or expenditures not incurred in the ordinary course of business).
5.3.4    Insurance. Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction to the same extent as it has customarily insured the same. Seller’s insurance policies shall not be assigned to Buyer at the Closing, and Buyer shall be obligated to obtain its own insurance coverage from and after the Closing.
5.3.5    Termination of Master Lease. Seller shall deliver to the Title Company evidence of termination of (i) the Subordination Agreement by and between Capital One Multifamily Finance, LLC and US Diversified Residential 2, LLC and Ansley NC, LLC, dated November 6, 2014, recorded November 12, 2014 in Deed Book 54360, Page 82, Fulton County records and (ii) the referenced master lease (collectively, the “Master Lease Encumbrances”) such that the Title Policy may be issued free and clear of these items.
5.3.6    Additional Information. Seller shall (i) promptly provide to Buyer copies of any written notice of violations, notice of special assessments, copies of insurance documentation related to any insured claims made in connection with the Property, copies of Seller’s monthly financial statements, and similar matters that have a material effect on the Property received by Seller after the Effective Date, and (ii) within two (2) Business Days after Seller’s receipt of request therefor, provide to Buyer an updated Rent Roll updated through the date that is one (1) Business Day before the date that the updated Rent Roll is delivered to Buyer; provided, however, Seller shall not be required to deliver an updated Rent Roll more often than once every two (2) weeks and prior to the Closing Date. Within two (2) business days after the Effective Date, Seller shall deliver to Buyer, as part of the Due Diligence Materials, copies of all pleadings filed in connection with the Action identified on Schedule 5.1.10-A, and, in the event Seller obtains actual knowledge that any Action is pending against either Seller or the Property, Seller shall deliver to Buyer all copies of all pleadings filed in connection with such Action within two (2) business days after Seller’s receipt thereof.
5.3.7    Seller’s Covenant Not to Sell. Seller agrees that, between the Effective Date and the Closing Date, Seller will not (i) solicit or respond to any offers or negotiations related to the sale of the Property or any material portion thereof or interests therein, or (ii) encumber the Property; provided, however, Seller may, with Buyer’s prior consent, not to be unreasonably withheld, conditioned or delayed, take actions that affect title to the Property if such actions are taken in the ordinary course of business.

5.4    Waivers, Disclaimers and Compliance.
5.4.1    No Reliance on Documents. Except as expressly stated herein or in the Closing Documents, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its brokers, agents or representatives to Buyer in connection with the Transaction. Buyer acknowledges and agrees that all materials, data and information delivered or given by Seller to Buyer in connection with the Transaction are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein or in the Closing Documents. Except as expressly stated herein or in the Closing Documents, neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.
5.4.2    Incorrect Representation or Warranty. If Buyer obtains actual knowledge prior to the expiration of the Inspection Period that any representation or warranty of Seller herein is incorrect in any material respect, but Buyer nonetheless proceeds under this Agreement to the close the Transaction without notifying Seller of Buyer’s knowledge of such incorrectness prior to the expiration of the Inspection Period, then Buyer will be deemed to have forever waived any right to recover from Seller on account of such incorrectness. If Buyer obtains actual knowledge prior to the Closing Date that any representation or warranty of Seller herein is incorrect in any material respect, Buyer may notify Seller of such incorrectness prior to Closing. Upon receiving any such notification, Seller shall have the right to take such action as shall be necessary to render correct the representation or warranty which was incorrect in any material respect prior to the Closing Date; provided, however, if Buyer notifies Seller of such incorrectness within the five (5) Business Days prior to the Closing Date, then the Closing Date may be extended up to five (5) Business Days to allow Seller time to render correct the incorrect representation or warranty. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder, nor shall Buyer have the right to terminate this Agreement by reason of any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing and (ii) is either expressly permitted under the terms of this Agreement or does not result from a breach of this Agreement by Seller. If Buyer obtains actual knowledge prior to the Closing Date that any representation or warranty of Seller herein is incorrect in any material respect but nevertheless elects to proceed to close the Transaction despite such incorrectness, then Buyer will be deemed to have forever waived any right to recover from Seller on account of such incorrectness.

5.4.3     “AS-IS” SALE. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES, EITHER EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.
BUYER ACKNOWLEDGES THAT (I) BUYER HAS HAD AND/OR WILL HAVE, PURSUANT TO THIS AGREEMENT, AN ADEQUATE OPPORTUNITY TO MAKE SUCH LEGAL, FACTUAL AND OTHER INQUIRIES AND INVESTIGATION AS BUYER DEEMS NECESSARY, DESIRABLE OR APPROPRIATE WITH RESPECT TO THE PROPERTY, AND (II) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NEITHER SELLER, NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT, EXPRESS OR IMPLIED, TO BUYER, OR TO ANYONE ACTING FOR OR ON BEHALF OF BUYER, CONCERNING THE PROPERTY OR THE CONDITION, USE OR DEVELOPMENT THEREOF. BUYER REPRESENTS THAT, IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT RELIED ON ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT, EXPRESS OR IMPLIED, OF SELLER, OR ANYONE ACTING FOR OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, AND THAT BUYER SHALL PURCHASE THE PROPERTY BASED UPON BUYER’S OWN PRIOR INVESTIGATION AND EXAMINATION OF THE PROPERTY. IF BUYER ELECTS NOT TO INSPECT THE PROPERTY OR TO TERMINATE THIS AGREEMENT ON OR BEFORE THE EXPIRATION OF THE INSPECTION PERIOD, SUCH ELECTION WILL BE MADE AT BUYER’S SOLE DISCRETION, IN RELIANCE SOLELY UPON THE TESTS, ANALYSES, INSPECTIONS AND INVESTIGATIONS THAT BUYER MAKES, OR HAD THE RIGHT BUT OPTED NOT TO MAKE, OR OTHERWISE FAILED TO MAKE, AND NOT IN RELIANCE UPON ANY ALLEGED REPRESENTATION MADE BY OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS.
5.4.4    ASSUMPTION/RELEASE. EXCEPT AS EXPRESSLY STATED HEREIN OR IN THE CLOSING DOCUMENTS:
(a)    UPON CLOSING, BUYER ASSUMES (I) THE RISK OF ADVERSE MATTERS, INCLUDING ADVERSE PHYSICAL CONDITIONS, DEFECTS, CONSTRUCTION DEFECTS, ENVIRONMENTAL, HEALTH, SAFETY AND WELFARE MATTERS THAT MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS, (II) THE RISK OF CHANGES IN THE ENVIRONMENTAL LAWS OR OTHER APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS AND (III) THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

(b)    UPON CLOSING, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, WAIVES, RELEASES AND FOREVER DISCHARGES SELLER AND SELLER’S AGENTS, MEMBERS, EMPLOYEES, DIRECTORS, OFFICERS, AFFILIATES, INTEREST HOLDERS, PROPERTY MANAGERS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM ANY AND ALL RIGHTS, CLAIMS, OBJECTIONS, COMPLAINTS AND DEMANDS, AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AS OF THE EFFECTIVE DATE, AND WHETHER ARISING BEFORE OR AFTER THE EFFECTIVE DATE, THAT BUYER HAS NOW OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC, LEGAL OR OTHER CONDITION OF THE PROPERTY, INCLUDING ANY OBLIGATIONS OF SELLER UNDER THE LEASES RELATING TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL COMPLIANCE STATUS OF THE PROPERTY, AND INCLUDING ALL CLAIMS IN TORT OR CONTRACT AND ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER CERCLA, RCRA, OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ALL OTHER TITLE OR DUE DILIGENCE MATTERS DESCRIBED WHETHER DESCRIBED IN THIS AGREEMENT OR NOT. THE FOREGOING WAIVER AND RELEASE SHALL NOT BE CONSTRUED TO WAIVE OR RELEASE ANY CLAIMS OF BUYER OTHERWISE EXPRESSLY ARISING UNDER THIS AGREEMENT.
(c)    NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, BUYER DOES NOT WAIVE, DISCHARGE OR RELEASE SELLER FROM CLAIMS ARISING OUT OF SELLER'S FRAUD THAT AROSE DURING OR RELATE TO THE PERIOD PRIOR TO THE CLOSING DATE (“EXCLUDED CLAIMS”).
5.4.5    Acceptance of Deed. The recording of the Deed (as hereinafter defined) from the escrow established to effectuate the Closing shall be deemed the full compliance by Seller of all of the Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated to survive the Closing or the delivery of the Deed hereunder.
5.4.6    Negotiated Purchase Price; Survival. It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that all of the Property is sold by Seller and purchased by Buyer subject to the foregoing. The provisions of this Section 5.4 shall survive the Closing and shall not be merged into the Closing Documents.
ARTICLE 6. CONDEMNATION; DAMAGE, DESTRUCTION
6.1    Condemnation. If prior to the Closing any part of the Property is condemned or taken pursuant to any governmental or other power of eminent domain, or if written notice of taking or condemnation is issued with respect to any portion of the Property, or if proceedings are instituted or threatened in writing to be instituted by any governmental or other authority having the power of eminent domain with respect to any portion of the Property (any such event, a “Taking”) prior to the Closing, Seller shall promptly notify Buyer thereof.

6.1.1    If the Taking (i) is of all of the Property, (ii) is of a portion of the Project which would in Seller’s or Buyer’s commercially reasonable determination materially impair the current use of the Project (such as the taking of a portion of the Project that would cause the remainder of the Project to fall out of compliance with applicable laws, codes and ordinances), (iii) is of a portion of the Project which would in Seller’s or Buyer’s commercially reasonable determination materially impair access to the Project or the number of parking spaces within the Project reasonably necessary for the continued operation consistent with past practices, or (iv) gives rise to a right on behalf of the tenants under Leases covering, in the aggregate, in excess of one percent (1%) of the rentable square footage of the Buildings to terminate their Leases as a result of the Taking (and such right is not waived in writing by such tenants prior to the expiration of Buyer’s five (5) business day period to respond), then either Seller or Buyer shall have the right, to be exercised within five (5) business days after receiving such notification, to terminate this Agreement effective upon written notice to the other party.
6.1.2    If this Agreement is terminated within such five (5) business day period, the Seller shall return the Deposit to Buyer and, except with respect to the Surviving Contract Provisions, neither Seller nor Buyer shall have any further rights, claims or obligations against one another arising out of this Agreement.
6.1.3    If neither Seller nor Buyer has the right to terminate, or if they have such right and they do not terminate as set forth above, then Buyer shall accept the Property net of the portion taken by the Taking. In such event, if the condemnation award in respect of the Taking is paid to Seller prior to the Closing, the Purchase Price shall be reduced by an amount equal to the net proceeds of the award (after deduction of the reasonable costs of collection, including reasonable attorneys’ fees) received by, or on behalf of, Seller. If the award has not been paid to Seller as of the Closing Date, then Seller shall assign to Buyer, without recourse, at the Closing, by documents reasonably satisfactory to Buyer, all rights and interests of Seller to the award, in which case there shall be no adjustment in the Purchase Price by reason of the Taking.

6.2    Damage or Destruction.
6.2.1    For purposes of this Section 6.2, the term “Casualty” means any physical loss or damage (such as by fire) to the Property that would customarily be covered by property insurance for similarly situated multifamily apartment projects. Seller shall deliver to Buyer prompt written notice of the occurrence of any Casualty.  In the event of a Casualty to the Property or any portion thereof prior to the Closing which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that, upon the Closing, there shall be a credit against the Purchase Price equal to the amount of any insurance proceeds collected by or on behalf of Seller as a result of any such Casualty, less any sums reasonably expended by Seller in collecting such insurance proceeds or expended on the repair of the Property in accordance with the last sentence of this Section 6.2.1.  If the proceeds have not been collected as of the Closing, then Seller shall assign to Buyer all of Seller’s right, title and interest to any proceeds Seller may have with respect to any casualty insurance policies and the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy and the cost of such repairs.  If the failure to promptly repair or mitigate any Casualty would have a material, adverse effect upon the use, operation or value of the Property, or result in a violation of applicable law, then Seller may elect, at its option, to perform any necessary repairs.
6.2.2    In the event of a “major” Casualty, Buyer may terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Buyer. If Buyer elects not to terminate this Agreement within five (5) business days after Seller sends Buyer written notice of the occurrence of a major Casualty, then Buyer shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (i) perform any necessary repairs prior to Closing, or (ii) assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, exclusive of any proceeds relating to the period prior to Closing of (a) business interruption insurance or (b) rent continuation insurance. If Seller elects to assign a casualty claim and proceeds (or any portion thereof) to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy and the cost of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

6.2.3    For purposes of this Section, “major” Casualty refers to the following: (i) any uninsured Casualty, (ii) Casualty to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of a contractor selected by Seller and reasonably approved by Buyer, equal to or greater than One Million and No/100 Dollars ($1,000,000.00), or (iii) Casualty to the Property or any portion thereof that would take more than ninety (90) days for substantial completion of restoration, repair, or remediation. If Buyer does not give notice to Seller of Buyer’s reasons for disapproving a contractor within three (3) business days after receipt of notice of the proposed contractor, Buyer shall be deemed to have approved the contractor selected by Seller. In the event of any uninsured Casualty, if Buyer elects not to exercise its right to terminate this Agreement, then Seller shall provide a credit to Buyer at Closing in the amount of the cost to restore, repair, or remediate such uninsured Casualty, up to a maximum of Seventy-Five Thousand and No/100 Dollars ($75,000.00).
6.3    The provisions of this Article 6 shall survive the Closing.
ARTICLE 7. CONDITIONS TO CLOSING
7.1    Seller’s Conditions to Closing. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller in writing, at its sole option:
7.1.1    All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date subject to any updates to the representations and warranties of which Buyer notifies Seller after the Effective Date and which Seller has agreed to accept, as evidenced by Seller’s election to proceed to Closing.
7.1.2    Buyer shall have delivered the funds required hereunder, including the balance of the Purchase Price, and all of the documents required to be executed by Buyer pursuant to Section 8.1.2 and shall have performed in all material respects all of its other obligations hereunder required to be performed by the Closing Date, and complied in all material respects with all conditions required by this Agreement to be complied with by Buyer at or prior to the Closing.
7.2    Buyer’s Conditions to Closing. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Buyer in writing, at its sole option:
7.2.1    All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, subject to any updates to the representations and warranties of which Seller notifies Buyer after the Effective Date and which Buyer has agreed to accept, as evidenced by Buyer’s election to proceed to Closing.

7.2.2    Seller shall have delivered all of the documents required to be delivered by Seller pursuant to Section 8.1.1 hereof and shall have performed in all material respects all of its other obligations hereunder required to be performed by the Closing and complied in all material respects with all conditions and obligations required by this Agreement to be complied with by Seller at or prior to the Closing.
7.2.3    On or before the Closing Date, the Title Company shall be willing to issue an owner’s policy of title insurance to Buyer insuring Buyer’s title to the Property free and clear of the Master Lease Encumbrances; provided, that if the Title Company is unwilling to do so, Seller may substitute a nationally recognized title insurance company willing to issue such coverage.
7.3    Failure of Condition. In the event that (i) any condition set forth in Section 7.1 above is not satisfied and is not waived by Seller, or (ii) any condition set forth in Section 7.2 above is not satisfied and is not waived by Buyer, on or as of the Closing Date, except as set forth in Article 9 to the extent such condition was not satisfied as a result of a default (in which event Article 9 shall govern), the sole right of Buyer or Seller, as the case may be, shall be either to (a) terminate this Agreement by delivering written notice of such termination to the other party on or prior to the Closing, in which event the Deposit shall be returned to Buyer and the parties shall have no further obligations or liabilities hereunder except for the Contract Surviving Obligations, (b) waive the satisfaction of such condition or conditions and proceed to Closing in accordance with and subject to the terms of this Agreement.
ARTICLE 8. CLOSING
8.1    Deposits Into Escrow.
8.1.1    By Seller. On or before the Closing Date, Seller shall deposit into Escrow:
(a)    A Limited Warranty deed with respect to the Land in the form of Exhibit B, in recordable form (the “Deed”);
(b)    A Quitclaim Deed in accordance with the terms of Section 4.2 above.
(c)    Two (2) original Bills of Sale in the form of Exhibit C, duly executed by Seller, with respect to the Tangible Personal Property, if any (the “Bill of Sale”);
(d)    Two (2) original counterparts of an Assignment and Assumption of Leases in the form of Exhibit D attached hereto, duly executed by Seller, with respect to the Leases (the “Assignment and Assumption of Leases”);
(e)    Two (2) original counterparts of an Assignment and Assumption of Service Contracts and Intangible Personal Property in the form of Exhibit E attached hereto, duly executed by Seller (the “Assignment and Assumption of Service Contracts and Intangible Personal Property”);

(f)    Two (2) original counterparts of a settlement statement (the “Seller Settlement Statement”), in form and content reasonably satisfactory to Seller, duly executed by Seller, setting forth the amounts paid by or on behalf of and/or credited to Seller pursuant to this Agreement;
(g)    A written statement as of the Closing Date reaffirming that all of the warranties and representations of Seller made in Section 5.1 are materially true and correct as of the Closing Date in the form of Exhibit M attached hereto except as set forth thereon; with each such exception being subject to Section 5.4.2;
(h)    Such surveys, site plans, plans and specifications, and other matters relating to the Project as are in the possession of Seller to the extent not theretofore delivered to Buyer;
(i)    To the extent the same are in Seller’s possession or its property manager’s possession, original or photocopies of certificates of occupancy for all space within the Buildings located on the Project;
(j)    To the extent the same are in Seller’s possession or control, original executed counterparts of the Leases;
(k)    A notice, in form of Exhibit F attached hereto, duly executed by Seller, which Buyer shall send to each tenant under each of the Leases (as the case may be) promptly after the Closing Date (the “Tenant Notice”);
(l)    A duly executed FIRPTA Affidavit in the form of Exhibit G attached hereto, subject to Section 8.4.2.;
(m)    A vendor notice letter from Seller notifying all vendors under assumed Service Contracts of the Closing in the form of Exhibit H attached hereto;
(n)    An updated Rent Roll reflecting any changes to the Rent Roll attached as Exhibit I hereto.
(o)    All of the keys to any door or lock on the Project and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Property in Seller’s possession;
(p)    Any documents required to be executed by Seller in order to transfer the warranties with respect to the Project and the Tangible Personal Property;
(q)    Copies of such documents of Seller which authorize the sale of the Property to Buyer and other documents as all are reasonably required by the Title Company and reasonably approved by Seller;

(r)    A Seller’s Affidavit in the form of Exhibit J attached hereto;
(s)    (i) An affidavit that Seller is a resident (or is deemed to be a resident) of the State of Georgia for purposes of O.C.G.A. § 48-7-128 in the form of Exhibit K attached hereto, (ii) a Form PT-61, e-filed by Seller prior to the Closing, and (iii) such other disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;
(t)    Seller shall cause the Broker (as defined hereinafter) to execute and deliver to Seller and Buyer a release of any lien or claim of lien of Broker with respect to the Property in the form of Exhibit L attached hereto and shall execute and deliver to Buyer and Seller a general release of any claims arising out of the transaction contemplated in this Agreement;
8.1.2    By Buyer. On or before the Closing Date, Buyer shall deposit into Escrow:
(a)    The balance of the Purchase Price as required by Section 2.1, and as reduced pursuant to Section 8.3.8;
(b)    Two (2) original counterparts of the Assignment and Assumption of Leases duly executed by Buyer;
(c)    Two (2) original counterparts of the Assignment and Assumption of Service Contracts and Intangible Personal Property duly executed by Buyer;
(d)    One (1) executed copy of a settlement statement (the “Buyer Settlement Statement”), in form and content reasonably satisfactory to Buyer, duly executed by Buyer, setting forth the amounts paid by or on behalf of and/or credited to Buyer pursuant to this Agreement;
(e)    Two (2) original counterparts of the Tenant Notice duly executed by Buyer;
(f)    Such documents as are necessary to fully authorize the purchase of the Property by Buyer as are reasonably required by the Title Company; and
(g)    A written statement as of the Closing Date reaffirming that all of the warranties and representations of Buyer made in Section 5.2 are materially true and correct as of the Closing Date in the form of Exhibit N attached hereto except as set forth thereon.
8.1.3    Other Documents. Seller and Buyer shall each deposit such other instruments and funds as are reasonably required by Escrow Holder or otherwise required to close Escrow and consummate the sale of the Property in accordance with the terms of this Agreement.

8.2    Closing Costs.
8.2.1    Seller’s Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) one-half (½) of any escrow fee which may be charged by Escrow Holder or Title Company, (c) all applicable transfer taxes, documentary stamp taxes and similar charges (if any) relating to the transfer of the Property, (d) the cost of the Survey, (e) the costs of curing all Title Objections and Monetary Encumbrances for which Seller is responsible under this Agreement, including the fees, costs, and payments owed to the Existing Secured Lenders necessary to release the Existing Collateral Documents from the Property, and (f) any additional charges (not specifically addressed above) customarily charged to sellers in accordance with common escrow practices in the jurisdiction in which the Project is located.
8.2.2    Buyer’s Costs. Buyer shall deposit with Escrow Holder for disbursement by Escrow Holder (a) the fees of any counsel representing Buyer in connection with this transaction, (b) one-half (½) of any escrow fees charged by the Escrow Holder or Title Company, (c) the fees for recording the Deed, (d) the cost of Buyer’s inspections of the Property, (e) the cost of any updates or revisions to the Survey, including updates or revisions necessary to comply with the requirements of Buyer or its lender, (f) any sales or similar taxes on the transfer of the Tangible Personal Property, (g) the premium for the Buyer’s title policy, including of the fees associated with obtaining any Extended Coverage Policy and any endorsements to the title policy, and (h) any additional charges (not specifically addressed above) customarily charged to buyers in accordance with common escrow practices in the jurisdiction in which the Project is located.
8.3    Prorations. The following shall be prorated and adjusted between Seller and Buyer such that all items of income and expense for the day of Closing shall be attributed to Buyer.
8.3.1    Taxes and Assessments. General real estate taxes and assessments imposed by applicable governmental authorities (“Taxes”) and any assessments by private covenant constituting a lien or charge on the Property for the then current calendar year not yet due and payable. The real estate tax proration shall be based upon the most recent ascertainable tax bills for the Property.
8.3.2    Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay at Closing, or as soon thereafter as practicable, the bills therefor for the period to the day preceding the Closing, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing

8.3.3    Collected Rents. All collected rent and other income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date or otherwise related to the Property. Buyer shall receive a credit for any rentals, including without limitation, reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases, collected by Seller before Closing but applicable to any period of time after Closing. If Buyer collects rents for the month of Closing or delinquencies after Closing, Buyer shall first apply such rent to the month of Closing, and thereafter to obligations due and payable to Buyer for its period of ownership and to reasonable costs of collection, promptly remitting the balance, if any, to Seller. Notwithstanding the foregoing, Buyer shall not be obligated to collect any delinquencies or to institute any lawsuit or other collection procedures to collect delinquent rents, and Seller shall have no right to pursue tenants in occupancy after Closing, provided that Seller shall have the sole right to collect rents, if any, which are unpaid or delinquent as of Closing, from tenants who are no longer in occupancy as of the Closing
8.3.4    Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions and locator’s and finder’s fees due to leasing or other agents for each Lease or renewal entered into prior to the Closing Date, regardless of when any tenant under such lease takes occupancy.
8.3.5    Fees and Charges under Service Contracts and Permits. Fees and charges under the Service Contracts that are being assigned to and assumed by Buyer at the Closing, and fees for all permits relating to the operation of the Property, on the basis of the periods to which the Service Contracts and permits relate.
8.3.6    Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Buyer at Closing. As of the Closing, Buyer shall assume Seller’s obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Buyer. In addition, Seller shall transfer to Buyer all of Seller’s interest in the balance of all SureDeposit accounts or like tenant security bond arrangements related to the Property, if any.
8.3.7    Seller’s Insurance. Seller may cancel its existing polices of insurance relating to the Property as of the Closing Date, and Seller shall be entitled to any refund of premiums prepaid thereon from its insurance company.
8.3.8    Prorations Statement. No less than five (5) business days prior to the anticipated Closing, Seller shall prepare the Settlement Statement containing all of the prorations of income and expenses required hereunder, and shall prepare and deliver a final statement to Escrow Holder on or before the Closing, which Settlement Statement shall be subject to Buyer’s reasonable approval. Each of Buyer and Seller shall act reasonably and in good faith in preparing such statement, and Seller shall provide the backup for the items in such statement as shall be reasonably requested by Buyer.

8.3.9    Final Adjustment After Closing. In the event that final amounts or bills are not available or cannot be issued prior to Closing for any item being prorated under this Section 8.3, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made no later than ninety (90) days after Closing (except for Taxes, for which the ninety (90) day limit shall not apply) (the “Final Adjustment Date”). Payments in connection with the final adjustment shall be due within thirty (30) days of written notice, except that payment for Taxes shall be due within thirty (30) days after receipt of the final bill for Taxes.
8.3.10    No Further Adjustments. All adjustments and prorations under this Section 8.3 shall be made on or prior to the Final Adjustment Date and shall be conclusive and binding upon Seller and Buyer, and Seller and Buyer hereby waive any right to contest after the Final Adjustment Date any prorations, apportionments or adjustments to be made pursuant to this Section 8.3.10.
8.3.11    Rent Ready Adjustments. Not more than forty-eight (48) hours prior to the Closing Date (the “Walk Through Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to the Closing Date that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $750 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition. Nothing contained in this Section 8.3.11 shall be construed as limiting Buyer’s rights and Seller’s obligations under the other provisions of this Agreement.
8.3.12    Survival. The provisions of this Section 8.3 shall survive the Closing.
8.4    Closing of Escrow.
8.4.1    Closing. The close of escrow for the Transaction (the “Closing”) shall take place on August 31, 2017, or such earlier date as Buyer and Seller may mutually agree (the “Closing Date”). The parties shall conduct an escrow style closing through Escrow Holder so that it will not be necessary for any party to attend the Closing. In the event that the Transaction fails to close by the Closing Date (as may be extended pursuant to the terms of this Agreement) and has not been otherwise terminated pursuant to the terms of this Agreement, the parties shall have the rights and obligations as provided in Article 9.
8.4.2    Closing Agent. Escrow Holder shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the Transaction. Without limiting the foregoing, pursuant to Section 6045 of the Internal Revenue Code, Escrow Holder shall be designated the “closing agent” hereunder and shall be solely responsible for complying with the Tax Reform Act of 1986 with regard to reporting all settlement information to the Internal Revenue Service.

8.4.3    Procedure. To Close the Escrow, Escrow Holder shall:
(a)    Cause the Deed to be recorded and thereafter mailed to Buyer, and deliver a counterpart of each of the Bill of Sale, the Assignment and Assumption of Service Contracts and Intangible Personal Property, and the Assignment and Assumption of Leases executed by Seller to Buyer; and
(b)    Deliver to Seller a counterpart of the Bill of Sale, the Assignment and Assumption of Service Contracts and Intangible Personal Property and Assignment and Assumption of Leases executed by Buyer, a copy of the Deed and, by wire transfer of federal funds deliver to Seller the Purchase Price, plus or minus any net debit or credit to Seller by reason of the prorations and allocations of closing costs provided for in this Agreement.
8.5    Possession. Subject to the Leases and the Permitted Exceptions, possession of the Property (including, without limitation, all keys to the Project in Seller’s possession or control) shall be delivered to Buyer upon Closing.
ARTICLE 9. BREACH OF AGREEMENT
9.1    Seller’s Termination. Seller shall have the right to terminate this Agreement as its sole and exclusive remedy and receive the Deposit as liquidated damages for the breach of this Agreement if any of the following occurs: (i) any condition precedent to Seller’s obligations to close contained in Section 7.1.1 or Section 7.1.2 has not been satisfied or waived by Seller in writing by the Closing Date, or (ii) the Closing otherwise fails to occur by reason of Buyer’s improper failure or refusal to perform its obligations hereunder and the same is not cured within seven (7) days after Buyer's receipt of notice thereof from Seller (but in no event later than the Closing Date).
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9.2    Seller’s Remedies; Liquidated Damages. BUYER AND SELLER AGREE THAT IN THE EVENT OF A DEFAULT OR BREACH HEREUNDER BY BUYER WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. IN SUCH EVENT, THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH DEFAULT OR BREACH. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES TO SELLER FOR SUCH DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER AND SELLER’S SOLE AND EXCLUSIVE REMEDY THEREFOR. HOWEVER, THIS SECTION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ITS REASONABLE ATTORNEYS’ FEES OR WAIVE OR AFFECT SELLER’S INDEMNITY RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT (WHICH ARE NOT LIMITED BY THIS SECTION 9.2). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.
____DD____ Initials of Buyer        ____JAR_____ Initials of Owner Seller
____PCD_____ Initials of Lessee Seller
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9.3    Buyer’s Remedies. If the Closing fails to occur by reason of Seller’s improper failure or refusal to perform its obligations hereunder and same is not cured within seven (7) days after Seller’s receipt of written notice thereof from Buyer (but in no event later than the date of Closing), then Buyer shall be entitled as its sole remedy either (a) to terminate this Agreement and to the return of the Deposit, together with any and all Buyer’s Costs (as hereinafter defined) incurred as of the date of such termination up to a maximum of $75,000, or (b) to seek specific performance of Seller’s obligation to sell the Property to Buyer, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. These remedies are mutually exclusive and Buyer must elect, by notice to Seller and Escrow Holder, which of these remedies it wishes to pursue no later than forty-five (45) days after the date scheduled for the Closing Date. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit as provided above if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred. For purposes of this Agreement, “Buyer’s Costs” shall mean the actual expenses incurred by Buyer and paid (i) to Buyer’s attorneys for reasonable fees in connection with the negotiation of this Agreement or the proposed purchase and/or financing of the Property, (ii) to third party consultants in connection with the performance of examinations, inspections and/or investigations performed by Buyer or Buyer’s Agents, and (iii) to any potential lender in connection with any proposed financing of the Property.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL SELLER’S LIABILITY UNDER THIS AGREEMENT AND/OR ANY RELATED DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AND ALL LIABILITY RESULTING FROM, CONNECTED WITH OR ARISING OUT OF: (i) ANY BREACH OR VIOLATION BY SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR PROMISE OF SELLER SET FORTH IN THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS, (ii) SELLER’S DEFAULT HEREUNDER OR FAILURE TO COMPLY WITH ANY DUTY, RESPONSIBILITY OR OBLIGATION OF SELLER SET FORTH IN THIS AGREEMENT OR ANY RELATED DOCUMENT, AND/OR (iii) ANY INDEMNIFICATION OBLIGATIONS OF SELLER SET FORTH IN THIS AGREEMENT (OTHER THAN THOSE SET FORTH IN SECTION 10.16 OF THIS AGREEMENT) OR ANY OF THE CLOSING DOCUMENTS) EXCEED, IN THE AGGREGATE, THE AMOUNT OF THE CAP.
9.4    Notwithstanding Sections 9.1, 9.2 and 9.3 hereof, in no event shall the provisions of Sections 9.1, 9.2 or 9.3 limit Buyer’s or Seller’s obligation to indemnify the other party, or the damages recoverable by the indemnified party against the indemnifying party due to, a party’s express obligation to indemnify the other party in accordance with Sections 4.4.4, 10.15 or 10.16 of this Agreement.
9.5    The provisions of this Article 9 shall survive the Closing of this Agreement.

ARTICLE 10. GENERAL PROVISIONS
10.1    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. Except for the Deed and other documents to be recorded at Closing, electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
10.2    Entire Agreement. This Agreement contains the entire, integrated agreement between the parties respecting the subject matter of this Agreement and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or in writing, between the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to those terms and they may not be contradicted by evidence of any prior or contemporaneous agreement.
10.3    Counsel; Construction. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.
10.4    Choice of Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, exclusive of the conflict of laws principles of such state. The parties consent to jurisdiction of the state or federal courts located in the State of Georgia in the event of any litigation arising out of this Agreement.
10.5    Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, to any extent shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect.
10.6    Waiver of Covenants, Conditions or Remedies. Either Buyer or Seller may waive any breach of the terms and conditions hereof by the other party only by a written statement to that effect signed by the waiving party. Such waiver shall not constitute a continuing waiver of similar or other breaches of the terms and conditions hereof. Except as otherwise expressly noted herein, all remedies, rights, undertakings, obligations and agreements contained herein shall be cumulative and not mutually exclusive.

10.7    Business Day. As used herein, “business day” means any calendar day except a Saturday, Sunday or federal holiday and those days on which financial institutions in the State of Georgia are closed. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required under this Agreement must be performed, expires on a Saturday, Sunday or federal holiday or those days on which financial institutions in the State of Georgia are closed, then such time period shall be automatically extended through the close of business on the next regularly-scheduled business day.
10.8    Exhibits and Schedules. All exhibits and schedules listed as such in the Table of Contents are attached hereto and are incorporated by reference into this Agreement.
10.9    Amendment. This Agreement may be amended solely by the written agreement of Buyer and Seller.
10.10    Relationship of Parties. The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall make either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party in any way be liable for any debt of the other.
10.11    No Third-Party Benefit. This Agreement is intended to benefit only the parties hereto and no other person or entity has or shall acquire any rights hereunder.
10.12    Further Acts. Each party agrees without further consideration to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. The provisions of this Section 10.12 shall survive the Closing.
10.13    No Recording. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Property.

10.14    Assignment. Subject to the provisions of this Section 10.14, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement other than to an affiliate of Buyer or Steadfast Apartment REIT III, Inc. that is under common direct or indirect equity ownership as Buyer or Steadfast Apartment REIT III, Inc. of not less than fifty-one percent (51%) (a “Permitted Assignee”) without first obtaining Seller’s written approval, which approval may be given, conditioned or withheld in Seller’s sole discretion, and any such attempted assignment without Seller’s prior written approval shall be null and void. In the event Buyer intends to assign its rights hereunder, (a) Buyer shall send Seller written notice of the identity of the Permitted Assignee at least five (5) days prior to the date of the proposed assignment, which notice shall include the legal name and structure of the proposed assignee, and (b) Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement. In no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation occurring hereunder prior to the date of Closing; provided, however, from and after the date of Closing, Buyer shall be released and discharged from all liability and obligations occurring hereunder. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement. The provisions of this Section 10.14 shall survive the Closing or any termination of this Agreement.
10.15    Attorneys’ Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the Transaction or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with prosecution or defense of such action. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision or at the request of any attorney, and the costs and fees incurred in connection with the enforcement, collection or appeal of any judgment obtained in any such proceeding. The provisions of this Section 10.15 shall survive the Closing and the entry of any judgment, and shall not merge or be deemed to have merged into any judgment or the earlier termination of this Agreement.
10.16    Brokers. Each of Buyer and Seller represents and warrants to the other that (a) except for Cushman & Wakefield (“Broker”), it has not dealt with any brokers or finders in connection with the purchase and sale of the Property, and (b) insofar as such party knows, no other broker or person is entitled to any commission or finder’s fee in connection with the purchase and sale of the Property. Seller hereby agrees that, upon final consummation of the Transaction, Seller shall be responsible for the payment of the broker’s commission to Broker pursuant a separate written agreement between Broker and Seller. Seller and Buyer each agrees to indemnify and hold harmless the other against any claim incurred by reason of any brokerage fee, commission, finder’s fee or other compensation which is payable or alleged to be payable to any broker or finder because of any agreement, act, omission or statement of the indemnifying party. The provisions of this Section 10.16 shall survive the Closing or any termination of this Agreement.

10.17    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) reputable overnight delivery service with proof of delivery, or (b) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (c) legible facsimile transmission or electronic mail transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of refusal of such delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein or the date of the refusal of such delivery, or, in the case of facsimile or email transmission, as of the date of the facsimile or email transmission provided that an original of such facsimile or email is also sent on or before the next business day to the intended addressee by means described in clauses (a) or (b) above. The counsel for each party set forth in this Section 10.17 is authorized to give and receive any notice on behalf of such party. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows.
Seller’s Address for Notice:
c/o PRP Real Estate Management, Inc.
1700 K Street, NW
Suite 720
Washington, DC 20006
Attention: Phillip C. Pitney
Facsimile:
Email:

with a copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003
Fax No.: (212) 556-2222
Attn: R. Davis Powell
Email: dpowell@kslaw.com

Buyer’s Address for Notice:
Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, Esq.
Facsimile: (949) 777-8216
Email: AnaMarie.delRio@steadfastco.com

with a copy to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Attention: Christina M. Graham
Facsimile: (404) 365-9532
Email: cgraham@mmmlaw.com

10.18    Confidentiality. Buyer and its representatives shall hold in confidence all non-public data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Buyer may disclose such data and information (a) to the employees, lenders, investors, shareholders, consultants, accountants and attorneys of Buyer, and any other party acting by, through or under Buyer on a need to know basis, provided that such persons agree to treat such data and information as confidential, (b) as part of legal filings and evidence in connection with proceedings following any dispute between Seller and Buyer alleging a breach of this Agreement and (c) as may otherwise be required by any applicable law or regulation. The provisions of this Section 10.18 shall survive Closing or the earlier termination of this Agreement.
10.19    Return of Materials. In the event this Agreement is terminated for any reason prior to Closing, Buyer shall promptly return to Seller or destroy all materials (and all copies thereof) with respect to the Property and the Transaction furnished to Buyer or Buyer’s Agents by Seller or its agents or representatives, including, without limitation, all statements, documents, schedules, exhibits or other written information; provided, however, Buyer shall not be required to return or destroy materials that Buyer is required to maintain pursuant to any laws or Buyer’s internal policies, provided, further that any materials maintained by Buyer shall be kept confidential in accordance with the terms of this Agreement. The provisions of this Section 10.19 shall survive the termination of this Agreement for a period of three (3) months.
10.20    Mutual Waivers of Jury Trial and Certain Damages. BUYER AND SELLER EACH HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT TO TRIAL BY JURY AND ALL RIGHT TO RECEIVE PUNITIVE, EXEMPLARY AND CONSEQUENTIAL DAMAGES FROM THE OTHER (OR ANY PAST OR FUTURE BOARD MEMBER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, MEMBER, PARTNER, AGENT, REPRESENTATIVE OR ADVISOR OF THE OTHER) IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH BUYER OR SELLER IS A PARTY, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: THIS AGREEMENT; ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS AGREEMENT; ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS AGREEMENT; THE PERFORMANCE OF ANY

OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS AGREEMENT; OR THE ENFORCEMENT OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT THIS AGREEMENT CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREE THAT BUYER AND SELLER EACH HAS THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.
10.21    Time of Essence. Time is of the essence of this Agreement.
10.22    Record Access and Retention. Prior to Closing, Seller shall promptly provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to the Seller). Following Closing, (A) Seller agrees to retain for a period of eighteen (18) months after the Closing Date all documents included on the Retention List (defined below) and (B) Seller shall promptly provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, any items on the Retention List as may be reasonably requested by Buyer to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to the Seller). For purposes of this Section 10.22, the term “Retention List” means a list of documents provided by Buyer to Seller prior to Closing which constitutes a comprehensive list of all documents Buyer may need in order to comply with the terms of this Section 10.22 following Closing. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation included on the Retention List as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information included on the Retention List as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. The provisions of this Section shall survive Closing.

10.23    Joint and Several Liability. The obligations and liabilities of Owner Seller and Lessee Seller, as Seller hereunder shall be joint and several. Buyer is authorized and empowered to pursue claims against each Seller, or any one or more of them, without joining the other Seller.
(Signature page follows)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

SELLER:

ANSLEY NC, LLC,
a Delaware limited liability company

By: _/s/_Jill A. Russo____________________
Name: _Jill A. Russo____________________
Title: _Vice President____________________

FEIN:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

By:	PRP REI, LLC,
its manager

By: _/s/ Paul C. Douglas__________
Name: _Paul C. Douglas__________
Title: _Managing Member________

FEIN:

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: _/s/_Dinesh Davar___________________
Name: _Dinesh Davar____________________
Title: _Chief Financial Officer_____________

FEIN: _90-0152520___

(Agreement of Escrow Holder follows)

Signature Page to Purchase and Sale Agreement – Ansley at Princeton Lake

ESCROW HOLDER
The undersigned hereby agrees to act as the Escrow Holder pursuant to the foregoing Agreement and is executing this Agreement for the limited purposes set forth in Article 3.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By: _/s/ Valerie Rapp________________
Name: _Valerie Rapp________________
Title: _VP_________________________

Address: 1300 Dove Street, Suite 310, Newport Beach, CA 92660
Attention: Valerie Rapp
Phone: 949-477-3646
Email: valerierappteam@fnf.com

(End signatures)

Signature Page to Purchase and Sale Agreement – Ansley at Princeton Lake

EXHIBIT A
LEGAL DESCRIPTION OF THE REAL PROPERTY
TRACT 1

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 2 OF THE 14TH FF DISTRICT, CITY OF ATLANTA, FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE 1/2" REBAR FOUND INTERSECTING THE NORTHERN RIGHT-OF-WAY OF CAMP CREEK PARKWAY WITH THE LAND LOT LINES COMMON TO LAND LOT 256 OF THE 14th FF DISTRICT AND LAND LOT 1 OF THE 14th DISTRICT; THENCE LEAVING SAID RIGHT-OF-WAY ALONG SAID LAND LOT LINE NORTH 01 DEGREES 01 MINUTES 31 SECONDS EAST A DISTANCE OF 1121.50 FEET TO A POINT; THENCE NORTH 00 DEGREES 14 MINUTES 23 SECONDS WEST, A DISTANCE OF 855.77 FEET TO A 5/8" REBAR FOUND ON THE SOUTHERN RIGHT-OF -WAY OF REDWINE ROAD (VARIABLE RIGHT-OF-WAY); THENCE CROSSING SAID RIGHT-OF-WAY NORTH 02 DEGREES 06 MINUTES 01 SECONDS WEST A DISTANCE OF 91.67 FEET TO A POINT ON THE NORTHERN RIGHT OF WAY OF REDWINE ROAD, SAID POINT BEING THE TRUE POINT OF BEGINNING.

THENCE FROM THE TRUE POINT OF BEGINNING, RUNNING THENCE ALONG SAID NORTHERN RIGHT OF WAY OF REDWINE ROAD THE FOLLOWING COURSES AND DISTANCES: NORTH 89 DEGREES 50 MINUTES 36 SECONDS WEST A DISTANCE OF 446.56 FEET TO A POINT; NORTH 85 DEGREES 16 MINUTES 10 SECONDS WEST A DISTANCE OF 75.24 FEET TO A POINT; NORTH 89 DEGREES 50 MINUTES 36 SECONDS WEST A DISTANCE OF 222.10 FEET TO A POINT; SOUTH 86 DEGREES 02 MINUTES 47 SECONDS WEST A DISTANCE OF 83.71 FEET TO A POINT; NORTH 89 DEGREES 50 MINUTES 36 SECONDS WEST A DISTANCE OF 95.86 FEET TO A POINT; 72.55 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE RIGHT, HAVING A RADIUS OF 463.00 FEET AND A CHORD BEARING AND DISTANCE OF NORTH 85 DEGREES 21 MINUTES 14 SECONDS WEST, 72.48 FEET TO A POINT; 209.16 FEET ALONG THE ARC OF A CURVE, DEFLECTING TO THE RIGHT, HAVING A RADIUS OF 463.00 FEET AND A CHORD BEARING AND DISTANCE OF NORTH 67 DEGREES 55 MINUTES 21 SECONDS 207.39 FEET TO A POINT; NORTH 54 DEGREES 58 MINUTES 52 SECONDS WEST, 11.53 FEET TO A POINT; THENCE, LEAVING SAID RIGHT OF WAY AND RUNNING NORTH 64 DEGREES 32 MINUTES 58 SECONDS EAST A DISTANCE OF 109.49 FEET TO A POINT; THENCE, NORTH 39 DEGREES 32 MINUTES 19 SECONDS EAST A DISTANCE OF 705.23 FEET TO A POINT; THENCE NORTH 35 DEGREES 54 MINUTES 06 SECONDS EAST A DISTANCE OF 258.12 FEET TO A POINT; THENCE NORTH 53 DEGREES 17 MINUTES 29 SECONDS EAST A DISTANCE OF 126.76 FEET TO A POINT; THENCE, NORTH 61 DEGREES 34 MINUTES 34 SECONDS EAST A DISTANCE OF 107.24 FEET TO A POINT; THENCE, NORTH 68 DEGREES 55 MINUTES 52 SECONDS EAST A DISTANCE OF 63.56 FEET TO A POINT; THENCE, NORTH 79 DEGREES 34 MINUTES 17 SECONDS EAST A DISTANCE OF 80.57 FEET TO A POINT; THENCE, SOUTH 88 DEGREES 39 MINUTES 36 SECONDS EAST A DISTANCE OF 83.16 FEET TO A POINT; THENCE, SOUTH 87 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 88.14 FEET TO A POINT; THENCE, SOUTH 00 DEGREES 09 MINUTES 12 SECONDS EAST A DISTANCE OF 364.87 FEET TO A POINT; THENCE, SOUTH 00 DEGREES 44 MINUTES 51 SECONDS WEST A DISTANCE OF 687.05 FEET TO A POINT, SAID POINT BEING THE TRUE POINT OF BEGINNING.

SAID TRACT CONTAINS 815,273 SQUARE FEET OR 18.716 ACRES.

TOGETHER WITH the beneficial easement contained in that certain Limited Warranty Deed between Princeton Lakes Apartments, LLC and City of Atlanta, Georgia dated December 29, 2011 and recorded in Deed Book 50826, Page 399, aforesaid records.

Exh.A-1

EXHIBIT B
FORM OF LIMITED WARRANTY DEED

After recording return to:
___________________
__________________
__________________
___________________
LIMITED WARRANTY DEED
STATE OF GEORGIA    )
) SS:
COUNTY OF ____________    )

THIS INDENTURE is made this _____ day of _________, 2017, by and between ________________________________ (“Grantor”); and ___________________________, a ________________ (“Grantee”) (the terms Grantor and Grantee to include their respective successors, legal representatives, and assigns where the context hereof requires or permits).

W I T N E S S E T H:

Grantor, for and in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS, and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt, adequacy, and sufficiency of which being hereby acknowledged, has granted, bargained, sold, and conveyed, and by these presents does hereby grant, bargain, sell, and convey unto Grantee, subject to all matters set forth on Exhibit B attached hereto and incorporated herein by this reference (such matters, collectively, the "Permitted Exceptions") and to the reservation set forth below, all that tract or parcel of land lying and being in Land Lot ____ of the ___th District,_____________ County, Georgia, and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference (such land, the "Property").
TO HAVE AND TO HOLD the Property, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of Grantee forever in FEE SIMPLE, subject only to the Permitted Exceptions.

AND GRANTOR WILL WARRANT and forever defend the right and the title to the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against the claims of any persons owning, holding or claiming by, through or under Grantor, but not otherwise.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute, seal and deliver this indenture, all the day and year first written above.

GRANTOR:

Signed, sealed and delivered	________________________________
in the presence of:	a _______________________________
________________________________	By: _____________________________
Unofficial Witness	Name:
Title:
________________________________
Notary Public

My Commission Expires:
________________________________

(NOTARIAL SEAL)

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY

Exh.B-4

EXHIBIT B
PERMITTED EXCEPTIONS

Exh.B-5

EXHIBIT C
FORM OF BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS, THAT US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company and Ansley NC LLC, a Delaware limited liability company (collectively, “Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does by these presents BARGAIN AND SELL, unto ______________________________, a ______________________________ (“Buyer”), its successors and assigns, all of Seller’s right, title, and interest, if any, in and to the following described personal property (but excluding any business and trade fixtures, furniture, furnishings, decorations, artwork, moveable partitions, machinery, equipment and any other personal property (including, but not limited to the following, whether or not installed so as to be fixture under applicable law, telephone and other communication systems and equipment, security and alarm systems, computer systems and printers and other computer-related equipment and signage) leased from a third party, or owned by any tenant of the building and located within the space leased to that tenant or in any common areas of the building and used by a tenant in connection with its leased premises), to-wit:
All tangible personal property used in connection with the operation of the real estate described in Exhibit A, attached hereto and incorporated herein by reference, including, without limitation, all tangible personal property identified on Exhibit A‑1 attached hereto and incorporated herein by reference (collectively, the “Personal Property”).

BUYER TAKES THE PERSONAL PROPERTY “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND WITH NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY REPAIRS. SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PERSONAL PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT DATED ____ ___, 2017 BY AND BETWEEN SELLER, ANSLEY NC, LLC, A DELAWARE LIMITED LIABILITY COMPANY AND BUYER (THE “PURCHASE AND SALE AGREEMENT”) AND ANY OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION THEREWITH OR EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO. EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION THEREWITH OR EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, SELLER EXPRESSLY DISCLAIMS AND BUYER ACKNOWLEDGES AND ACCEPTS THAT SELLER HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PERSONAL PROPERTY, (ii) THE

Exh.C-1

MANNER OR QUALITY OF THE CONSTRUCTION OF THE MATERIALS, IF ANY, INCORPORATED INTO THE PERSONAL PROPERTY, AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PERSONAL PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION THEREWITH OR EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION THEREWITH OR EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO.
And Seller does hereby warrant that it is the owner thereof, and that the Personal Property is free and clear of any and all claims, liens, charges, security interests and other encumbrances arising by, through or under Seller.
This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to conflicts of law principles.
This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.
This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signatures follow]

Exh.C-2

IN WITNESS WHEREOF the undersigned have executed this BILL OF SALE as of this _____ day of ____________________, 2017.

SELLER:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

	By:	PRP REI, LLC,
its manager

By: __________________________
Name: ________________________
Title: _________________________

FEIN:

BUYER:

[ ___ ]

By: __________________________________
Name: ________________________________
Title: _________________________________

FEIN: ________________

Exh.C-3

EXHIBIT A
TO BILL OF SALE

Exh.C-4

EXHIBIT A-1
TO BILL OF SALE

Description of Personal Property

[Attach Schedule 1.1.2 to Purchase and Sale Agreement, as updated at Closing]

Exh.C-5

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made as of this ___ day of __________, 2017, between US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company (“Assignor”), and ____________________________, a ____________________________ (“Assignee”).
For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property commonly known as 3871 Redwine Road, Atlanta, Georgia 30344 (the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Leases (as listed on Exhibit A, attached hereto and incorporated herein by reference), and all rents and all security deposits relating to the Property in each case as the same may have been amended, restated, supplemented, altered or otherwise modified from time to time. Notwithstanding the foregoing, Assignor and Assignee acknowledge and agree that Assignor shall retain the right to seek and pursue any and all rights and remedies to which it is entitled against any tenant, subtenant, licensee or other occupant of the Property under the Leases to the extent set forth in the Purchase and Sale Agreement between Assignor, Ansley NC, LLC, a Delaware limited liability company, and Assignee dated as of ______ ___, 2017 (the “Agreement”), but subject to Section 8.3.3 of the Agreement. Terms used herein, which are not otherwise defined herein, shall have the meaning set forth in the Agreement.
Assignee does hereby assume and agree to perform all of Assignor’s obligations under or with respect to the Leases, (i) arising or accruing from and after the date hereof, and (ii) accruing prior to the date hereof for which Buyer has received a credit or other form of reimbursement at the closing under the Agreement (“Assumed Prior Obligations”), in each case subject to the terms of the Agreement.
Assignor shall remain liable to the tenants under the Leases, to the extent set forth in the Leases, and brokers and finders whose commissions are payable thereunder prior to the date hereof for all of Assignor’s obligations under or with respect to the Leases which arise and relate to the period prior to the date hereof other than the Assumed Prior Obligations.
Assignee hereby acknowledges that any rights Assignee may have against Assignor with respect to the Leases are limited solely to those rights set forth herein and those rights set forth in the Agreement which expressly survive the Closing of the transactions contemplated by the terms of the Agreement, and are (without limitation) subject to Section 5.4 of the Agreement.
This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.
This Assignment shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to conflicts of law principles.

Exh.D-1

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank]

Exh.D-2

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

	By:	PRP REI, LLC,
its manager

By: __________________________
Name: ________________________
Title: _________________________

ASSIGNEE:

____________________________,
a ___________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

SCHEDULE OF EXHIBITS:
EXHIBIT A – Rent Roll

Exh.D-3

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND INTANGIBLE PERSONAL PROPERTY
This ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND INTANGIBLE PERSONAL PROPERTY (the “Assignment”) is made as of the _____ day of _____________, 2017, between US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company (“Assignor”), and ____________________, a ____________________ (“Assignee”).
For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property commonly known as 3871 Redwine Road, Atlanta, Georgia 30344 (the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest, to the extent assignable, in, to and under the Service Contracts and Intangible Personal Property. Terms used herein, which are not otherwise defined herein, shall have the same meaning as set forth in the Purchase and Sale Agreement dated as of ____ __, 2017 (the “Agreement”), by and between Assignor, Ansley NC, LLC, a Delaware limited liability company, and Assignee.
Assignee does hereby assume and agree to perform all of Assignor’s obligations under the service contracts attached hereto as Exhibit A (the “Service Contracts”) and Intangible Personal Property (i) arising or accruing from and after the date hereof, and (ii) for which Buyer has received a credit or other form of reimbursement at the closing under the Agreement (“Assumed Prior Obligations”), in each case subject to the terms of the Agreement.
Assignor shall remain liable to the counterparties to the Service Contracts, to the extent set forth in the Service Contracts, for all of Assignor’s obligations under or respect to the Service Contracts which arise and relate to the period prior to the date hereof other than the Assumed Prior Obligations.
This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.
Assignee hereby acknowledges that any rights Assignee may have against Assignor with respect to the Service Contracts and Intangible Personal Property are limited solely to those rights set forth herein and those rights set forth in the Agreement which expressly survive the Closing of the transactions contemplated by the terms of the Agreement, and are (without limitation) subject to Section 5.4 of the Agreement.
This Assignment shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to conflicts of law principles.

Exh.E-1

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

	By:	PRP REI, LLC,
its manager

By: __________________________
Name: ________________________
Title: _________________________

ASSIGNEE:

____________________________,
a ___________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

Exh.E-2

EXHIBIT F
FORM OF TENANT NOTICE OF SALE

[**DATE**]

TO:	All Valued Residents of Ansley at Princeton Lakes

Re:	Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as _________________, [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.
In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].
Thank you for your cooperation.

[EXECUTION APPEARS ON THE FOLLOWING PAGE]

Exh.F-1

Thank you for your assistance and cooperation during this transition.

PREVIOUS LANDLORD:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

	By:	PRP REI, LLC,
its manager

By: __________________________
Name: ________________________
Title: _________________________

Exh.F-2

EXHIBIT G
FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity will be the transferor of the property and not the disregarded entity. To inform __________________, a __________________ (the “Transferee”), that withholding of tax is not required upon the disposition of the U.S. real property interests by US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company, and which disregarded entity is owned by US DIVERSIFIED RESIDENTIAL 2 JV, LLC (the “Transferor”), the undersigned hereby certifies on behalf of Transferor:

1.	Transferor is not a “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate” (as those terms are defined in the Code and regulations promulgated thereunder);

2.	Transferor's U.S. employer identification number is:

US DIVERSIFIED RESIDENTIAL 2 JV, LLC:

3.	Transferor is not a disregarded entity, as defined in §1.1445-2(b)(2)(iii), of the United States Income Tax Regulations; and

4.	Transferor's office address is:

c/o PRP Real Estate Management, Inc.
1700 K Street, NW
Washington, DC 20006

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete. I further declare that I have the authority to sign this document on behalf of Transferor.

[Signature on Following Page]

Exh.G-1

TRANSFEROR:

US Diversified Residential 2, LLC
a Delaware limited liability company

By: __________________________
Name: ________________________
Title: _________________________

Exh.G-2

VENDOR NOTICE LETTER
Ansley at Princeton Lakes
3871 Redwine Road, Atlanta, Georgia 30344

Dear Contractor:

Please be advised that on the date of this notice the _______________________ have been conveyed and your service contract has been assigned from [Seller Name] (the “Prior Owner”), to [Purchaser Name] (the “New Owner”).

Until further notice, all correspondence, notices and invoices from and after the date hereof shall be directed to the New Owner at the following address:
[Name and Address]

Please direct all notices and invoices attributable to periods prior to the date hereof to the Prior Owner at the following address:
[Name and Address]

This notice may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.
Dated: [Date].

EXHIBIT J
FORM OF SELLER’S AFFIDAVIT

SELLER’S TITLE AFFIDAVIT

__________ ___, 2017

Personally appeared before me __________________, who is the ______________ of ANSLEY NC, LLC, a Delaware limited liability company (“Owner”), who, being duly sworn according to law, deposes and says on oath:

1.    That Owner owns record title in and to that certain tract or parcel of land described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”) subject to those matters listed on Exhibit B (the “Permitted Exceptions”);

2.    That, to the best knowledge and belief, the undersigned is not aware of any boundary line disputes concerning the Property;

3.    That, except for the items set forth in Exhibit C, attached hereto and incorporated herein by this reference, there are no pending suits, proceedings, judgments, bankruptcies, executions, or assessments against Owner which could in any way affect title to or the transfer of the Property in any way or constitute a lien thereon;

4.    That all sewer and water charges due with respect to the Property have been paid in full;

5.    That no improvements or repairs have been made to or on the Property by Owner or for the account of Owner within the ninety-five (95) day period preceding the date hereof for which payment in full has not been made; that, to Owner’s knowledge, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property or for services of architects, surveyors, or engineers incurred in connection therewith; that, to Owner’s knowledge, there are no liens, encumbrances, easements or claims of easements which do not appear of public record; and that there are no other parties in possession or with a right to possession of the Property other than Owner, including any options to purchase or rights of first refusal, other than as shown on Exhibit B attached hereto and incorporated hereby by this reference.

6.    Except as set forth in connection with any closing statement executed by Owner in connection with the sale of the Property, that Owner has not entered into any written agreement with any commercial real estate broker for the payment of a real estate commission or fee relating to the purchase, sale, management, leasing or other licensed services pertaining to Commercial Real Estate (as defined in O.C.G.A. §44-14-601(3)). This statement is given to induce a title insurance company to permit a policy or policies of title insurance to be issued without exception for any possible lien arising from the Commercial Real Estate Broker Lien Act (O.C.G.A §44-14-600 et seq.).

7.    That, to the best knowledge and belief of the undersigned, there are no liens for past due taxes or assessments of any nature against the Property or Owner, including but not limited to taxes or assessments for paving, sidewalks, curbing or sewer; and that all charges due any governmental entity which are currently due have been paid;

8.    That, to the best knowledge and belief of the undersigned, there are no outstanding unpaid sellers or suppliers of Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq., the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”), commodities or products. That no notices of claim or notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers. That there are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against Owner or the Property; and

9.    That this Affidavit is made with the knowledge that it will be relied upon by [Title Company] in issuing an owner’s title insurance policy for ______________________________________. Notwithstanding the foregoing, however, the undersigned is executing this Affidavit solely in his capacity as representative of the Owner, and not personally, and shall have no personal liability under this Affidavit.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Seller’s Title Affidavit is executed by the undersigned as of the day and year first above written.

By:_____________________________________
Name:
Title:

SWORN TO AND SUBSCRIBED before me this ____ day of _________, 2017, and notarized by me on such date.

______________________________
Notary Public

My commission expires ___________

(NOTARY SEAL)

Signature page to Seller’s Title Affidavit

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B
PERMITTED EXCEPTIONS

EXHIBIT C
PENDING SUITS, PROCEEDINGS, JUDGMENTS, BANKRUPTCIES, EXECUTIONS, OR ASSESSMENTS AGAINST OWNER

EXHIBIT K
FORM OF GEORGIA RESIDENCY AFFIDAVIT

AFFIDAVIT OF SELLER’S RESIDENCE

ANSLEY NC, LLC	_________________
Seller's Name	Seller's ID No. (SSN or FEI)

_________________
_________________
_________________
Street Address

Instructions

This form is provided to be executed by the Seller and furnished to the Buyer to establish Georgia residency, such that withholding from the proceeds of the sale of the property are not subject to the withholding laws of this state. (See O.C.G.A §48-7-128)

Seller is not subject to withholding from the proceeds of sale if either they reside in Georgia, or they are deemed to be a Georgia resident by virtue of the fact that they have filed Georgia tax returns in the preceding two years, do business or own property in Georgia, intend to file a Georgia tax return for the current year, and, if a corporation or limited partnership, are registered to do business in this state.

Buyer is not required to withhold if this affidavit (or one in substantially the same form) is submitted to the Department in lieu of a withholding tax return.

Seller is exempt from withholding on the sale of property because:

____     Seller is a resident of Georgia. OR

Seller is not a resident of Georgia but is deemed a resident for purposes of withholding by virtue of the following (all of the below must be met):

____	Seller is a nonresident who has filed Georgia tax returns for the preceding two years; and

____
Seller is an established business in Georgia and will continue substantially the same business in Georgia after the sale OR the Seller has real property remaining in the state at the time of closing of equal or greater value than the withholding tax liability as measured by the 100% property tax assessment of such remaining property and

____	Seller will report the sale on a Georgia Income Tax return for the current year and file by its due date; and

____	If Seller is a corporation or limited partnership, Seller is registered to do business in Georgia.

2

Under penalty of perjury, I swear that the above information is, to the best of my knowledge and belief, true, correct, and complete.

SELLER:

ANSLEY NC, LLC
a Delaware limited liability company

By: __________________________________
Name:
Title:

Sworn to and subscribed before
me this ______ day of ______________, 2017,
in the presence of:

__________________________________
Notary Public

My commission expires:
__________________________________
[NOTARIAL SEAL]

EXHIBIT K
FORM OF BROKER LIEN WAIVER
BROKER’S LIEN WAIVER

TO:	_________________(“Seller”), __________________________________ (“Purchaser”), and _________________________ (“Title Company”)

FROM:	_____________________, a licensed real estate broker ("Broker")

RE:	3871 Redwine Road, Atlanta, Georgia 30344 being more particularly described on Exhibit “A” (the “Property”)

DATE:	_________________, 2017

1.    Broker hereby acknowledges receipt of the sum of _________________________ AND NO/100 DOLLARS ($_____________.00), representing the entire balance due to Broker for all services rendered by Broker relating to the Property.

2.    Broker does hereby waive, relinquish and release any and all rights, claims and liens which Broker may now or hereafter have in and to the Property, including, without limitation, any rights, claims and liens of Broker, or rights to file or have filed any liens, claims of lien, pursuant to Official Code of Georgia Annotated Sec. 44 14 600, et seq. on or against said Property on account of brokerage services furnished by Broker on or before the date hereof. In addition, Broker shall and does hereby indemnify and hold harmless Seller and Purchaser from and against any such claim or lien which may be asserted by any agent, broker, or other intermediary by reason of any act or agreement of Broker.

3.    The undersigned individual hereby warrants that the undersigned has personal knowledge of the matters herein stated and is authorized and fully qualified to execute this instrument as or on behalf of Broker.

[Signatures on Following Page]

BROKER:

___________________________________,
a license real estate broker

By: ________________________________
Name: ______________________________
Title: _______________________________

Sworn to and subscribed before me
this ______ day of ______________, 2017.

__________________________________
Notary Public

My Commission Expires:
__________________________________

[Notary Seal]

Signature page to Broker’s Lien Waiver

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT M
FORM OF SELLER’S CERTIFICATE

THIS SELLER’S CLOSING CERTIFICATE (this “Certificate”) is made as of ________________ ___, 2017 by ANSLEY NC, LLC, a Delaware limited liability company (“Owner Seller”), and US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company (collectively, “Seller”), in favor of STEADFAST ASSET HOLDINGS, INC., a California corporation (Buyer”)
Reference is hereby made to that certain Purchase and Sale Agreement, dated June ___, 2017 by and between Seller and Buyer (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
Seller hereby represents and warrants to Buyer that, except as otherwise provided herein, each of Seller’s representations and warranties set forth in Section 5.1 of the Agreement are true and correct in all material respects as of the date hereof except as set forth on Exhibit A attached hereto.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

SELLER:

US Diversified Residential 2, LLC
a Delaware limited liability company

By:	US Diversified Resident 2 JV, LLC
its sole member

	By:	PRP REI, LLC,
its manager

By: __________________________
Name: ________________________
Title: _________________________

ANSLEY NC, LLC
a Delaware limited liability company

By: __________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT N
FORM OF BUYER’S CERTIFICATE

THIS BUYER’S CLOSING CERTIFICATE (this “Certificate”) is made as of ________________ ___, 2017 by ANSLEY NC, LLC, a Delaware limited liability company and US DIVERSIFIED RESIDENTIAL 2, LLC, a Delaware limited liability company (collectively, “Seller”), in favor of STEADFAST ASSET HOLDINGS, INC., a California corporation (Buyer”)
Reference is hereby made to that certain Purchase and Sale Agreement, dated June ___, 2017 by and between Seller and Buyer (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
Buyer hereby represents and warrants to Seller that, except as otherwise provided herein, each of Buyer’s representations and warranties set forth in Section 5.2 of the Agreement are true and correct in all material respects as of the date hereof except as set forth on Exhibit A attached hereto.

BUYER:

[ ____ ]

By: _____________________________
Name: ___________________________
Title: ____________________________

SCHEDULE 1.1.2
LIST OF PERSONAL PROPERTY

Quantity	Description	Manufacturer	Model #	Serial #
Office Equipment
1.00	Computer laptop	Lenovo	20B2	MP-06YVD0
1.00	Computer laptop	Lenovo	20B2	MP-06YUAG
1.00	Computer	Acer/ HP Elite	Elite Desk 800	WCQAA0X1R54S6X
1.00	Computer	Dell Vostro	DCGAF	9X7WQH1
1.00	Computer	Dell Vostro	DCGAF	360XQH1
1.00	Computer	Dell	Optiplex 790	F3PJLS1
1.00	Computer	Dell	Optiplex 790	J1X2LS1
1.00	Computer	Dell	Optiplex 790	YBFRXR1
1.00	Printer	HP	CC436A	CNB985V865
1.00	Printer	Ricoh	MP301	5PA02367
1.00	Paper Shredder	Staples		104813623.00
Office Furniture
5.00	Desk set
6.00	Desk chairs
1.00	Credenzas
5.00	File cabinets
8.00	Upholstered Chairs
1.00	Rectangular Table
4.00	Table Chairs
12.00	Pictures
7.00	Decorative pieces
1.00	Bench
Quantity	Description	Manufacturer	Model #	Serial #
Clubhouse
1.00	Circle Table
4.00	Table chairs
4.00	Upholstered Chairs
1.00	Loveseat Sofa
1.00	Tall Cabinet/Armoire
1.00	Coffee Table
2.00	End Tables
7.00	Pictures
12.00	Decorative pieces
1.00	Rug
Java Lounge/ Media Room

Sch.1.1.2

8.00	Leather chairs
1.00	Round table
4.00	Table chairs
10.00	Chairs
2.00	End tables
1.00	Coffee table
1.00	Rug
18.00	Pictures
1.00	T.V.
7.00	Decorative pieces
2.00	Lamps
1.00	Coffee pot
4.00	Gaming chairs
1.00	Popcorn machine

Quantity	Description	Manufacturer	Model #	Serial #
Pool
3.00	Dining room tables
28.00	Chairs and Lounges
3.00	Couches
2.00	Umbrellas
1.00	Exterior trash can
5.00	Mats
4.00	Decorative pieces
1.00	Drink machine

Quantity	Description	Manufacturer	Model #	Serial #
Picnic Area
1.00	Gas Grill
1.00	Carcoal Grill
3.00	Hammocks
Pet Park
1.00	Bench
1.00	Titter totter
6.00	Running loops
2.00	Jumping walls
2.00	Poop stations
1.00	Rules Sign

Quantity	Description	Manufacturer	Model #	Serial #
Laundry Room
1.00	Washing Machine	Maytag	MAH22PDBWW0	HL00211164

1.00	Washing Machine	Maytag	MAH22PDBWW0	HL00205863
1.00	Dryer Machine	Maytag	MDE17PDAYW1	MY5203699
1.00	Dryer Machine	Maytag	MDE17PDAYW1	MY5203693
Fitness Center
1.00	Leg Extension	Paramount	LbLweN0002
1.00	Multi press	Paramount	LbLprpF554
1.00	Lat pull down	Paramount	LbLoroF553
1.00	Ball rack
8.00	Balls
12.00	Dead weights
1.00	Abdominal Horizonal	Body Craft
1.00	Abdominal Vertical	Paramount
1.00	Bicycle	Matrix	MXH5X
1.00	Elliptical	Matrix	MXT3X
1.00	Tread mill	Matrix	MXT5X
3.00	TV's	Element
1.00	TV's	Sanyo
Model #__1__
Laundry Room
1.00	Washer & Dryer		AA136756G	AA727256A
3.00	Pillows
3.00	Pictures
3.00	Baskets
Foyer
2.00	Pictures
1st. Bathroom
1.00	Picture
2.00	Shower curtains
8.00	Towels
1.00	Trash can
8.00	Decorative pieces
2nd. Bathroom
4.00	Pictures
7.00	Towels
14.00	Decorative pieces
1st. Bedroom
2.00	Lamps
3.00	Pictures
1.00	Bed
6.00	Pillows
2.00	Curtains
1.00	Dresser with mirror
1.00	Night stand

4.00	Decorative pieces

Quantity	Description	Manufacturer	Model #	Serial #
2nd. Bedroom
2.00	Lamps
2.00	Night stands
1.00	Dresser with mirror
4.00	Curtains
1.00	Bench
9.00	Pictures
8.00	Decorative pieces
1.00	Hat
3.00	Pieces of clothing
2.00	Shoes
1.00	Purse
2.00	Gift bags
Dining Room
5.00	Pictures
3.00	Lamps
1.00	Dining table
4.00	Dining chairs
1.00	Credenzas
1.00	Rug
6.00	Decorative pieces
Kitchen
2.00	Bar stools
4.00	Pictures
19.00	Decorative pieces
2.00	Clocks

Quantity	Description	Manufacturer	Model #	Serial #
Living Room
4.00	Pictures
2.00	Lamps
1.00	Couch
2.00	Chairs
1.00	T.V.
1.00	T.V. stand
1.00	Digital picture frame
1.00	Coffee table
2.00	End tables
1.00	Rug

5.00	Decorative pieces
4.00	Curtains
Desk
5.00	Decorative pieces
Patio
2.00	Chairs
1.00	Coffee table
HVAC Tools & Equipment
1.00	Compressor	DeWalt	200933AC
1.00	Acetilene kit tank
1.00	Inficon Recovery Tank
1.00	Portable Heater/AC
1.00	Nitrogen tank
1.00	Humidifer	Frigidaire	Fdd2551	KN9143683
1.00	Humidifer	Frigidaire	Fdl5051	KN9140093
1.00	Scale	Wey-Teck	713500g1
1.00	Vaccum pump	1 Stage	VP45	13E 139998

Quantity	Description	Manufacturer	Model #	Serial #
Plumbing Tools & Equipment
1.00	Toilet Auger	Cober
1.00	Toilet Snake

Hardware-
41.00	Gate cards
42.00	Gate remotes
4.00	Garage remotes
Keying Equipment
1.00	Key Machine	ILCO	017 Automatic	017-5081
1.00	Kwikset Keying Set	Ilco	45.00
Quantity	Description	Manufacturer	Model #	Serial #
Vacuums & Blowers
1.00	Blower	Echo	Pb-G209T
1.00	Wet Vac	Shop Vac	87729-27
Pressure Cleaning
1.00	Air Compressor	Mi-T-M	WP3000HDHb	1045851.00
Ladders
1.00	A Frame 8' Ladder	Louisville Ladder	L301508
1.00	A Frame 6' Ladder	Louisville Ladder	L301506
1.00	Hand truck	Milwakee	40715.00

SCHEDULE 4.1
DUE DILIGENCE MATERIALS

CONSTRUCTION / REHABILITATION
1	Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations
2	Construction contracts, if any, including for all work completed in past 3 years
3	Current capital improvements with schedule (past 3 years) and Capital expenditure budget for next 3 years
4	Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)
5	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)
6
All licenses, permits, and governmental approvals, including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)

7	Certificate(s) of Occupancy for all buildings
8	Maintenance records/work orders, including water intrusion log, for past 12 months
9	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials
10	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code
FINANCIAL
1	Financial/Operating Statements: Trailing-12, YTD & 3-yr historical; 3-yrs Audited Financial Statements if available.
2
Tax bills: Real Property and Personal Property bills and Assessment notices, current and past 3 years, with proof of payment (including special assessments or districts and all documentation concerning appeals)

3	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
4
Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year (access to utility billing site is preferred, if applicable)

5	List of meters, account numbers and any required deposits (typically for gas, electric, water or phone)
6	Operating budget, current year and/or next available
7	Tax returns, past 3 years - For company purchases only
8
General Ledger: prior year, most recent quarter-end & YTD, in Excel format (If a REIT 3-14 audit applies, key to receive - provides additional support to help substantiate the revenue recording/collection process). [In lieu of full GL, the Income Statement portion of the GL can be acceptable to the auditors, although the full GL is strongly preferred.]

9	Accounts Payable Aging Detail: prior year, most recent quarter-end & YTD
MANAGEMENT/LEASING/OPERATIONS
1
Monthly rent rolls, prior year and YTD, in Excel (with all lease charges broken out, to include monthly rent, security deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), unit square footage and such other information as Buyer may require)

2
Current leases for all tenants with all available tenant correspondence files, including amendments/letters/agreements/default notices given or received, with all historical litigation pleadings, if any (access to electronic lease files is preferred, if applicable)

3	Current form of lease with all addenda
4	List of leases under negotiation or currently out for signature
5	Market Rent Survey
6	Occupancy history, monthly for past 3 years and current YTD
7	Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)
8	Job descriptions for staff positions

Sch.4.1-1

9	Worker’s Comp insurance loss run history, including Experience Modification Rate, for current management company (YTD & past 3 yrs)
10	OSHA 300 Log (most recent 3 years)
11	Amenity Report (listing amenities per unit type, with any adjustment in rent) - current
12	Resident Demographics Report - current
13	List of all active (within last 6 mos) vendors utilized at the property, including name, function, contact information
14	All operating and management service contracts, including but not limited to:
a. Advertising (including any apt. locator services & pay-per-lease agreements)
b. Alarm monitoring (including any firm alarm & security cameras)
c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing
d. Elevator
e. Equipment leases (such as copier, postage machines, key control systems)
f. Fire extinguisher (including any fire sprinkler systems)
g. Furniture rental
h. HVAC
i. Internet (including any leased equipment such as modems and firewalls
j. Janitorial services (including any uniform cleaning services)
k. Landscaping (including any pond/lake maintenance and snow removal)
l. Laundry
m. Pest control (including any termite contracts)
n. Phone (landlines, cell phones, pagers, answering service)
o. Pool (maintenance, emergency phone, etc.)
q. Security (including any on-site courtesy officer arrangements)
r. Trash (including recycling programs); Also a copy of the most recent invoice
s. Revenue Sharing (such as vending machines, pay phones)
t. Collection Recovery
u. Credit/application verification
w. Software (including any property management software such as OneSite, Yardi, etc.)
x. Common Area Services (such as office cleaning, dog waste removal, etc.)
y. Utility Billing by Third Party
z. Gate/Access Systems (including software for programming access cards/remotes)
aa. Towing/Parking Services
bb. Website Domain (including any website hosting)
cc. Boiler Maintenance and Water Treatment
15	Copies of all default and other material notices given or received under any service contracts
16	Copies of all current Certificates of Liability Insurance for any commercial tenants (including laundry and cell towers)
PHYSICAL ITEMS
1	Marketing photos, including aerial photos if available
2	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
3	Fire/Life Safety Inspection Report (current) with proof of completion of any required work
4	Insurance loss run history, past 3 years and YTD (property & general liability)
5	Any existing third party reports, including but not limited to:
a. Certified, as-built ALTA Survey
b. Asbestos, Lead-Based Paint, or Mold Reports and/or Operations & Maintenance (O&M) Plans

c. Engineering study or inspection (structural or otherwise)
d. Phase I Environmental, with any Radon Testing Results
e. Soils/Geotechnical and, if new construction, concrete
f. Termite
6	Current insurance certificates and declarations pages: Evidence of Commercial Property Insurance and Certificate of Insurance
TITLE AND AGREEMENTS
1	Existing Owner’s Title Insurance Policy and current Title Insurance Commitment with copies of all recorded documents referenced therein
2	Pending litigation summary and copies of all pleadings, if applicable
3	Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.
4
Condo / Association documents, if applicable (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, names of officers/directors, contact information, etc.)

IF PROPERTY IS SUBJECT TO CONDO, HOA OR OTHER ASSOCATION, PLEASE ALSO INDICATE WHETHER OWNER CONTROLS THE ASSOCIATION OR HAS ELECTED/APPOINTED ANY OFFICERS/DIRECTORS, in which event we also need: all contracts to which the association is a party (including management agreement and service contracts, bank statements, list of members, status of dues/delinquency report and other books and records

5	Development Agreements: Any development agreements or restrictions with any private party
6	Access Agreements: Any agreements for shared roadways, driveways or other access
7	Amenities Agreements: Any reciprocal easement agreements or shared used agreements for any amenities
8	Any other agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property, including any specific plan associated with subdivision
9
All default and other material notices given or received relating to any violation of or material matters concerning any governmental approvals, any covenants, conditions, restrictions, encumbrances, affecting the Property, or any laws, statutes, rules, regulations or ordinances applicable to the Property

REIT AUDIT ITEMS (if applicable) Note: The requests below represent what can reasonably be expected in an audit; however additional requests may be required.
1	Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)
2	Tax bills (Real Property & Personal Property) - Proof of payment for past full calendar year and YTD
3	Trial Balance, prior year, most recent quarter-end and YTD (in Excel format)
4
Payroll Selections: A list of all employees for the prior year period with payroll-related information such as hire date, pay rate, any commission structure. A sample will then be selected of employees and pay periods to see underlying payment support (payroll register, employee files, timecards, offer letter, bank statement evidencing payment).

5	Cash Disbursement Journal or Check Register (prior year, most recent quarter-end, YTD and updated through date of acquisition)
6	Property management agreement; indicate whether entity is related party for disclosure purposes
7	Copies of insurance policies and declarations pages, last full calendar year and for the current year. [In lieu of policies, a letter satisfying the auditors can be acceptable.]
8
Rental Revenue Selections: Current (or former) lease selections, with copies of back-up for rents received (for both resident and any housing authority portion paid, as applicable), prior year and YTD (25 selections to be made by Buyer’s independent REIT 3-14 auditors).

9
Tenant Reimbursement & Other Revenue Selections: For Tenant Reimbursement, provide support as requested by auditors that is tied directly to a selected lease and paid monthly (may be the same as the rental similar to rental revenue requests). For Other Revenue, provide support as requested by auditors for any selected one time charges, such as application fees, termination fees, etc., that may not be directly supported by a lease. Number of Selections TBD.

10	Expense Selections: Support includes check copies, invoices and bank statements evidencing payment. Number of selections TBD.

SCHEDULE 4.4.4
REQUIRED INSURANCE

INSURANCE REQUIREMENTS
Prior to entering onto the Property or performing any inspections at the Property, Buyer and Buyer’s Agents (including any consultant and/or contractor and other agent, contractor or consultant of Buyer performing activities) shall have and maintain insurance coverage in form and substance reasonably acceptable to Seller or complying with the requirements set forth below.
A.    Required Types of Insurance Coverage

1.    Workers’ Compensation and Employers’ Liability

(a)    Statutory Worker’s Compensation insurance as required by law.

(b)    Employers’ Liability insurance with limits of at least $1,000,000 per occurrence.

2.    General Liability Insurance

(a)
Commercial General Liability policy form on an occurrence basis including Premises/Operations Liability, Contractual Liability (which shall include coverage for, but shall not limit, Buyer’s indemnification obligations hereunder), Independent Contractors Coverage and Products/Completed Operations Liability with the explosion, collapse and underground (XCU) exclusions eliminated.

(b)
Limits of Liability: One Million Dollars ($1,000,000) combined single limit for Bodily Injury and Property Damage coverage. Limits of Liability may be provided under a Commercial General Liability and Umbrella Liability Policy, if desired.

B.    Additional Requirements

1.
Except where prohibited by law, all insurance policies shall contain provisions that the insurance companies waive the rights of recovery or subrogation against Seller, Seller’s agents and employees, and their insurers.

Sch.4.3.4-1

2.
All insurance required hereunder shall be with insurance companies which (i) are rated by Best’s Insurance Reports, (ii) have a rating of at least A-(VIII) and (iii) are licensed to do business in the state where the property is located. Prior to commencement of the performance of the Inspections, Buyer shall deliver to Seller certificates of insurance evidencing the coverages required hereunder or such other evidence of compliance with the foregoing insurance requirements as is required by, and satisfactory and acceptable to, Seller.

3.
The following parties shall be named as additional insureds under the Commercial General Liability, Automobile Liability (if any) and Umbrella Liability insurance policies required to be maintained by Buyer and Buyer’s consultant and/or any subcontractor thereof:

[ __ ]
c/o PRP Real Estate Management, Inc.
1700 K Street, NW
Washington, DC 20006

4.
All Commercial General Liability and Umbrella Liability policies maintained by Buyer and Buyer’s consultant and/or any subcontractor thereof shall contain a cross-liability provision and shall provide primary coverage as to Seller, and any other insurance available to Seller shall be noncontributing therewith.

Sch.4.3.4-2

SCHEDULE 5.1.3

MASTER LEASE DOCUMENTS

1.	Master Lease dated November 6, 2014, by and between Ansley NC, LLC and US Diversified Residential 2, LLC[1]

______________________________
1 The Master Lease will be terminated at Closing.

Sch.5.1.3-1

SCHEDULE 5.1.4

LIST OF SERVICE CONTRACTS

Title	Category	Vendor Name
Rental Lease Agreement between Brook Furniture Rental and Ansley at Princeton Lakes dated February 8, 2016	Furniture Rental	Brook Furniture Rental
Lifetime Termite Service Agreement between Active Pest Control and Ansley at Princeton Lakes dated December 4, 2015	Pest Control	Active Pest Control
Salt System Pool Services Agreement between Original 7 and Ansley at Princeton Lakes dated July 15, 2009	Pool Services	Original 7
Security Guard Protection Agreement between Banneret Security and Ansley at Princeton Lakes dated December 23, 2016	Security	Banneret Security
Security Guard Protection Agreement between Banneret Security and Marquis Midtown District dated September 12, 2016	Security	Banneret Security
Agreement between Commercial Disposal and Ansley at Princeton Lakes dated April 1, 2017	Waste Hauling	Commercial Disposal
Service Agreement between ChoreMate Amenity Services and Ansley at Princeton Lakes dated January 6, 2014	Doorstep trash removal	ChoreMate Amenity Services

Sch.5.1.4-1

Landscape Maintenance Agreement between Landscape Associates and Ansley at Princeton Lakes dated May 1, 2011	Landscaping	Landscape Associates
Collection Services Agreement between Hunter Warfield and Princeton Lakes Apartments, LLC	Collection Services	Hunter Warfield
Rental Referral Commission Agreement between Promove and Ansley at Princeton Lakes dated April 16, 2013	Advertising	Promove
Lease Agreenent between De Lage Landen Financial Services, Inc. and Ansley at Princeton Lakes dated January 1, 2016	Equipment Lease	De Lage Landen Financial Services, Inc.
Advertising Agreement between Rent.com and PRP Real Estate Management dated January 1, 2015	Apartment Guide Advertising	Apartment Guide/Rent.com
CoStar Information & Internet Advertising License Agreement	Apartment Finder Advertising	Costar/Apartments.com
Submetered Billing Agreement between Conservice and PRP Management dated March 5, 2013	Utility Management and Billing	Conservice
Agreement between DoorKing and Ansley at Princeton Lakes dated January 1, 2016	Access Control Services	DoorKing
Business Service Order Agreement	Voice, Internet, TV	Comcast

Sch.5.1.4-2

SCHEDULE 5.1.10-A

PENDING OR THREATENED ACTIONS

Insured: PRP Real Estate Management, LLC
Claimant: Cunina Brown-Agard
Hiscox Ref. No. 175004575
Policy No. MPL 1432928.16

Complaint filed in Fulton County, Georgia by Cunina Brown-Agard (“Plaintiff”) on March 31, 2017 (the "Complaint"). Plaintiff is a former tenant of Ansley at Princeton Lakes in Atlanta, Georgia (the "Property"), which is managed by PRP. PRP commenced eviction proceedings against Plaintiff in or about June 2016 for her failure to pay rent. Plaintiff moved out without paying the balance due on her rent. The $7,918 balance was sent to collections.

In the Complaint, Plaintiff contends that her requests to PRP were not accommodated. Plaintiff asserts that she began experiencing bugs, mold, frogs, snakes, and flooding in or around her unit but that PRP did not rectify the problems and refused to move her to a new unit despite telling her they would move her.

Sch.5.1.10-A-1

SCHEDULE 5.1.10-B
PENDING TAX APPEAL PROCEEDINGS
None.

Sch.5.1.10-B-1